Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

 BY AND AMONG

 DIGITAL ASSET ACQUISITION CORP.

AND

 OLD GLORY HOLDING COMPANY

 DATED AS OF JANUARY 13, 2026

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ANNEXES AND EXHIBITS

Annex A	Supporting Sponsor Shareholders

Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Company Support Agreement
Exhibit C	Form of Lock-up Agreement
Exhibit D	Form of PubCo Certificate of Incorporation
Exhibit E	Form of PubCo Bylaws
Exhibit F	Terms of Certificate of Incorporation and Bylaws of Surviving Corporation

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BUSINESS COMBINATION AGREEMENT

 This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of January 13, 2026, is made by and between Digital Asset Acquisition Corp., a Cayman Islands exempted company (“DAAQ”), and Old Glory Holding Company, a Delaware corporation, registered as a Bank Holding Company under the Bank Holding Company Act of 1956 (the “Company”). DAAQ and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

 WHEREAS, DAAQ is a blank check company incorporated as a Cayman Islands exempted company on December 9, 2024 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

 WHEREAS, prior to the Closing, DAAQ shall domesticate as a Texas corporation in accordance with Chapter 10 of the Texas Business Organizations Code (the “TBOC”) and Section 206 of the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”) (the “Domestication”), on the terms and subject to the conditions set forth in this Agreement, with the continuing entity following the Domestication to be renamed as OGB Financial Company (“PubCo”);

 WHEREAS, after the Domestication and on the Closing Date, the Company will merge with and into PubCo (the “Merger” and, together with the Domestication and the other transactions contemplated hereby and under the Ancillary Documents, the “Transactions”), with PubCo being the surviving corporation in the Merger;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor and each officer, director and advisor of DAAQ set forth on Annex A attached hereto (collectively, the “Supporting Sponsor Shareholders”) are entering into a sponsor support agreement (the “Sponsor Support Agreement”) substantially in the form attached hereto as Exhibit A, pursuant to which the Supporting Sponsor Shareholders have agreed to vote in favor of this Agreement and the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Domestication and the Merger);

 WHEREAS, concurrently with the execution of this Agreement, the Key Company Shareholders (as defined below) are entering into support agreements (each, a “Company Support Agreement”) substantially in the form attached hereto as Exhibit B, pursuant to which each such Key Company Shareholder has agreed to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger), and (b) take, or cause to be taken, any other actions set forth therein;

 WHEREAS, concurrently with the execution of this Agreement, each of DAAQ, the Sponsor, the Supporting Sponsor Shareholders, those additional Company Shareholders holding Company Shares equal to at least 1% of the Fully Diluted Company Capitalization, and the senior officers and directors of the Company and the Bank (as defined below) (collectively, the “Company Lock-Up Persons”), are entering into a lock-up agreement, substantially in the form attached hereto as Exhibit C (the “Lock-Up Agreement”), pursuant to which, among other things, each of the Sponsor, the Supporting Sponsor Shareholders and such Company Lock-Up Persons will agree not to effect any sale or distribution of any Equity Securities of PubCo held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein;

WHEREAS, the board of directors of DAAQ (the “DAAQ Board”) has (a) determined that this Agreement, the Ancillary Documents to which DAAQ is or will be a party, the Domestication, and the Transactions contemplated hereby and thereby (including the Domestication and the Merger) are in the best interests of DAAQ and the DAAQ Shareholders, (b) approved this Agreement, the Ancillary Documents to which DAAQ is or will be a party and the Transactions contemplated hereby and thereby (including the Domestication and the Merger) and (c) recommended, among other things, the approval and adoption of this Agreement and the Transactions (including the Domestication and the Merger) by the DAAQ Shareholders entitled to vote thereon;

 WHEREAS, the board of directors of the Company has (a) determined that this Agreement, the Ancillary Documents to which the Company is or will be a party, and the Transactions contemplated hereby and thereby (including the Merger) are in the best interests of the Company and the Company Shareholders, (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions contemplated hereby and thereby (including the Merger) by the Company Shareholders entitled to vote thereon; and

 WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder with respect to each of the Domestication and the Merger, (b) the Domestication constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and (c) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, including by reason of Section 368(a)(1)(A) of the Code, (clauses (a)-(c), the “Intended Tax Treatment”).

 NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1  Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“2024 PCAOB Financial Statements” has the meaning set forth in Section 6.15(a).

“2025 PCAOB Financial Statements” has the meaning set forth in Section 6.15(a).

“Acquisition Proposal” means, with respect to any Person, any proposal concerning any potential investment in, financing of, or sale of any assets (other than in, the case of a sale of assets, such sale as is in the ordinary course of business, consistent with past practice, and which could not reasonably be expected to impede, delay, interfere with or prevent the Merger) or equity or debt securities by such Person, whether such transaction takes the form of a sale, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, financing, refinancing or otherwise, or any other potential transaction that would impede, delay, interfere with or prevent the Merger, or otherwise agree to, make, implement or consummate any of the foregoing. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the PIPE Financing, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute an Acquisition Proposal.

“Additional DAAQ SEC Reports” has the meaning set forth in Section 5.9.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Class A Preference Amount” means the aggregate Per Class A Share Preference Amount.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Ancillary Documents” means the Sponsor Support Agreement, the Company Support Agreement, the Lock-Up Agreement, the PIPE Investor Subscription Agreements, the Registration Rights Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA); (b) the UK Bribery Act 2010; and (c) any other Laws related to combating bribery, corruption and money laundering.

“Applicable Post-Closing Award Number” has the meaning set forth in Section 3.3.

“Applicable Post-Closing Award Price” means, with respect to any given Company Equity Award exchanged pursuant to Section 3.3 hereof, an exercise price equal to such exercise price set forth in such Company Equity Award as of immediately prior to the Effective Time, multiplied by a fraction, (i) the numerator of which is 10, and (ii) the denominator of which is the Per Share Participating Equity Value.

“Applicable Post-Closing Coverage Warrant Number” has the meaning set forth in Section 3.4.

“Applicable Post-Closing Coverage Warrant Price” means, with respect to any given Company Coverage Warrant exchanged pursuant to Section 3.4 hereof, an exercise price equal to such exercise price set forth in such Company Coverage Warrant as of immediately prior to the Effective Time, multiplied by a fraction, (i) the numerator of which is 10, and (ii) the denominator of which is the Per Share Participating Equity Value.

“Applicable Post-Closing Exercise Period” means, with respect to any given Company Equity Award exchanged pursuant to Section 3.3 hereof, the remainder of the original term of such Company Equity Award, subject to earlier termination of such Company Equity Award as will be provided in the Award Exchange Agreement.

“Award Exchange Agreement” has the meaning set forth in Section 3.3 hereof.

“Bank” means the Old Glory Bank, an Oklahoma state-chartered bank that is directly wholly owned by the Company.

“Bank Merger Act” means Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. 1828(c)), as amended, and the rules, regulations, interpretations, and guidance of the applicable federal banking agencies promulgated thereunder, which establishes the framework for bank mergers and applications, including the review process by federal banking agencies.

“Bank Regulatory Approvals” means, as applicable, all filings, notices, applications, consents, waivers, non-objections, clearances, Permits and expiration of waiting periods required (i) to be provided to or obtained from any Banking Regulator in connection with the consummation of the Transactions, including (A) the Federal Reserve (including, if applicable, any FR Y-3 or related filings) and (B) the Oklahoma State Banking Commissioner, or (ii) under any applicable law, including (A) the Bank Holding Company Act of 1956 and the regulations thereunder, or, (B) the Oklahoma Banking Code and related regulations in connection with the change in control of the Bank, and (C) any other applicable federal and state banking, consumer protection, or financial services Law.

“Banking Regulators” means, as applicable, the Board of Governors of the Federal Reserve System and its designees, the Federal Reserve Bank(s) with jurisdiction, the Oklahoma State Banking Department (and, if applicable, the Oklahoma State Banking Board), the Federal Deposit Insurance Corporation, and any other federal or state bank regulatory authority with supervisory or approval jurisdiction over the Parties or the Bank.

“Banking Services” has the meaning set forth in Section 4.23(d).

“Banking Services Customer Agreement” means (a) each standard form Contract or terms pursuant to which any Group Company provides Banking Services to any customer and (b) any Contract (or group of Contracts that, in the aggregate, are material) or terms pursuant to which any Group Company provides, or makes available, Banking Services to any customer that is not on any such standard form or includes any material deviations from any such standard form.

“Banking Services Provider” means any insured depository institution that provides Banking Services to any customers of any Group Company.

“Banking Services Provider Agreement” means any Contract between any Group Company and any Banking Services Provider.

“Business Combination Proposal” has the meaning set forth in Section 6.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Cayman Companies Act” has the meaning set forth in the recitals to this Agreement.

“Cayman Registrar” means the Cayman Islands Registrar of Companies.

“CBA” means any collective bargaining agreement or other Contract with any labor union, labor organization or works council.

“Certificate of Merger” has the meaning set forth in Section 3.1.

“Certificates” has the meaning set forth in Section 3.5(a).

“CFC” has the meaning set forth in Section 4.16(e).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other amount payable to any Person as a result of the transactions contemplated by the Business Combination Proposal, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Class A Conversion Shares” means, for each Class A Share, the number of Class B Shares into which such Class A Share is convertible in accordance with Section 3 of Article V of the Company Certificate of Incorporation, which for purposes herein, will only apply at the Effective Time.

“Closing” has the meaning set forth in Section 2.2.

“Closing Aggregate Cash Amount” means an amount equal to the sum of (a) the cash proceeds to be received by DAAQ or any of its Affiliates from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to the DAAQ Shareholder Redemption), (b) the aggregate cash proceeds actually received by DAAQ or any of its Affiliates in respect of the PIPE Financing, and (c) the cash proceeds to be received by DAAQ or the Company in connection with any other financing related to the Transaction.

“Closing Aggregate Cash Amount Schedule” has the meaning set forth in Section 2.4(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 6.4(b).

“Closing Press Release” has the meaning set forth in Section 6.4(b).

“Closing Stock Consideration” means the sum of the aggregate Per Class A Share Stock Consideration, plus the aggregate Per Class B Share Stock Consideration.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986 and the rulings and regulations thereunder.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company, dated November 9, 2021, as in effect on the date hereof.

“Company Class A Shares” means the Class A common stock of the Company, par value $0.0001.

“Company Class B Shares” means the Class B common stock of the Company, par value $0.0001.

“Company Compensatory Warrant” means, as of any determination time, each warrant to purchase Class B Shares that was issued by the Company, whether or not under the Company Equity Plan, to any current or former director, manager, officer, employee, independent contractor, stockholder/investor, vendor or other service provider of any Group Company, other than warrants to purchase Class B Shares that were issued to such holder in consideration for an investment in the Company as part of an offering or private placement of the Company’s Equity Securities and not in consideration for, or in connection with, such holder’s provision of services of any kind to the Company.

“Company Coverage Warrant” means, as of any determination time, each warrant to purchase Class B Shares that was issued by the Company that is not a Company Compensatory Warrant.

“Company D&O Persons” has the meaning set forth in Section 6.13(a).

“Company D&O Tail Policy” has the meaning set forth in Section 6.13(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to DAAQ by the Company concurrently with the execution and delivery of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option, each Company Compensatory Warrant, and/or each other equity or equity-based award to any current or former director, manager, officer, employee, independent contractor, stockholder/investor, vendor or other service provider of any Group Company which award provides rights of any kind to receive any Equity Security of Company under any Company Equity Plan, warrant, or otherwise that is outstanding.

“Company Equity Plan” means the Old Glory Holding Company, 2022 Stock Incentive Plan and each other plan or award agreement that provides for any equity or equity-based award to any current or former director, manager, officer, employee, individual independent contractor, vendor or other service provider of any Group Company which award provides rights of any kind to receive Equity Securities of Company or benefits measured in whole or in part by reference to Equity Securities of Company, but excluding any Company Coverage Warrants.

 “Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2(c) (last sentence)-(e) (Capitalization), Section 4.3 (Authority) and Section 4.17 (Brokers).

“Company IT Systems” means all information technology and computer systems, networks and infrastructure, Software, databases, facilities and hardware, communication systems, servers, network equipment and related documentation (collectively, “IT Systems”), in each case, that are used in connection with the businesses of the Group Companies as currently conducted. Company IT Systems shall include Company Products.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Lock-Up Persons” has the meaning set forth in the Recitals.

“Company Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole or (b) the ability of the Company to consummate the Transactions; provided, however, that, in the case of clause (a), none of the following (or the effect of any of the following), alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect, development or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes attributable to the announcement or pendency of the Transactions, (iv) changes in conditions of the credit, debt, financial, banking, capital or securities markets (including changes in interests or exchange rates, prices of any security or market index or commodity, or any disruption of such markets) generally in the United States or any other country or region in the world, (v) changes in any applicable Laws or changes or proposed changes in GAAP (or any interpretation thereof) after the date hereof, (vi) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)) or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing after the date hereof; provided, however, that any change, event, effect, development or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur if such change, event, effect, development or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, and granted under a Company Equity Plan.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by any of the Group Companies.

“Company Product” means any and all proprietary Software and other proprietary products or services (a) that any Group Company provides, sells, offers for sale, markets, distributes, licenses or otherwise makes commercially available, (b) from which any Group Company currently derives or has in the past two (2) years derived revenue or (c) that is in development as of the date of this Agreement or the Closing Date by or on behalf of any Group Company for the purpose of doing any of the foregoing.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of any Group Company.

“Company Related Party” has the meaning set forth in Section 4.19.

“Company Related Party Transactions” has the meaning set forth in Section 4.19.

“Company Shareholder Written Consent” shall mean the (i) approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (ii) termination of the Company Shareholders Agreements, effective as of the Closing, by written consent of the holders of more than 85% of the issued and outstanding Company Shares (voting on an as-converted basis).

“Company Shareholder Written Consent Deadline” has the meaning set forth in Section 6.11(a).

“Company Shareholders” means, collectively, the holders of Equity Securities of the Company at any time prior to the Effective Time.

“Company Shareholders Agreements” means, collectively, (i) the Company’s Stock Restriction Agreement, and (ii) the Company’s Registration Rights Agreement.

“Company Shares” means the Company Class A Shares and the Company Class B Shares.

“Company Stock Restriction Agreement” means the Company’s Stock Restriction Agreement, dated November 9, 2021 (as amended).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any written or oral agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“DAAQ” has the meaning set forth in the introductory paragraph to this Agreement.

“DAAQ Board” has the meaning set forth in the recitals to this Agreement.

“DAAQ Class A Shares” means the Class A ordinary shares, par value $0.0001 per share, of DAAQ.

“DAAQ Class B Shares” means the Class B ordinary shares, par value $0.0001 per share, of DAAQ.

“DAAQ D&O Persons” has the meaning set forth in Section 6.12(a).

“DAAQ D&O Tail Policy” has the meaning set forth in Section 6.12(c).

“DAAQ Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by DAAQ concurrently with the execution and delivery of this Agreement.

“DAAQ Financial Statements” means all of the financial statements of DAAQ included in the DAAQ SEC Reports.

 “DAAQ Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.4 (Brokers) and Section 5.8(b)-(c) (Capitalization of DAAQ).

“DAAQ Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of DAAQ to consummate the Transactions.

“DAAQ Related Parties” has the meaning set forth in Section 5.11.

“DAAQ Related Party Transactions” has the meaning set forth in Section 5.11.

“DAAQ SEC Reports” has the meaning set forth in Section 5.9.

“DAAQ Shareholder Approvals” means the approval of each of the Required Transaction Proposals by the affirmative vote of the requisite number of DAAQ Shares entitled to vote thereon in accordance with the requirements for proceedings and general meetings as set forth in the Governing Documents of DAAQ, whether in person or by proxy at the DAAQ Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of DAAQ, the rules and regulations of the Nasdaq and applicable Law.

 “DAAQ Shareholder Redemption” means the right of the holders of DAAQ Class A Shares to redeem all or a portion of their DAAQ Class A Shares (in connection with the Transactions or otherwise) as set forth in Governing Documents of DAAQ.

“DAAQ Shareholders” means the holders of DAAQ Shares.

“DAAQ Shareholders Meeting” has the meaning set forth in Section 6.8.

“DAAQ Shares” means (a) prior to the occurrence of the Domestication, collectively, the DAAQ Class A Shares and the DAAQ Class B Shares and (b) from and after the occurrence of the Domestication, PubCo Shares. Any reference to the DAAQ Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“DAAQ Unit” means the units issued in DAAQ’s initial public offering, each comprising one DAAQ Class A Share and one-half of one DAAQ Warrant.

“DAAQ Unit Separation” has the meaning set forth in Section 2.1(a).

“DAAQ Warrant” means a warrant issued by DAAQ to purchase one DAAQ Class A Share at an exercise price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“Data Security Requirements” has the meaning set forth in Section 4.20(a).

“Director Election Proposal” has the meaning set forth in Section 6.8.

“Domestication” has the meaning set forth in the recitals to this Agreement.

“Domestication Proposal” has the meaning set forth in Section 6.8.

“Effective Time” has the meaning set forth in Section 3.1.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy, agreement, arrangement or Contract, including any employment, consulting, service, bonus, incentive or deferred compensation, profit sharing, stock ownership, stock purchase, stock option, phantom stock, equity or equity-based compensation, severance, retention, supplemental retirement, retention, employee loan, change in control, vacation, paid time off, fringe benefit or similar plan, policy, program or agreement, whether or not subject to ERISA, that any Group Company maintains, sponsors or contributes to (or is required to contribute to), for the benefit of any current or former employee, independent contractor, officer, director or other individual service provider of the Group Company or under or with respect to which any Group Company has any current, contingent or potential liability or obligation.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or human health or safety.

“Equity Securities” means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in clause (a), including stock appreciation, phantom stock, profit participation or other similar rights).

“Equity Value” means (a) $250,000,000, minus (b) Company Indebtedness as of the Closing Date, plus (c) unrestricted Company cash as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rulings and regulations thereunder.

“Exchange” means with respect to any Person, any U.S. or non-U.S. securities, commodities, futures, options, derivatives or other financial product exchange, transaction facility or other financial market or system (and its clearinghouse, if any) through which such Person or any of its Affiliates conducts trading.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 3.5(a).

“Exchange Fund” has the meaning set forth in Section 3.5(c).

“Financial Statements” has the meaning set forth in Section 4.4(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FS Delivery Delay” has the meaning set forth in Section 8.1(h).

“Fully Diluted Company Capitalization” means, without duplication, the aggregate number of each Company Class B Share and each Company Class A Share (on an as-converted basis, with such conversion calculated in accordance with Section 3 of Article V of the Company Certificate of Incorporation) (a) issued and outstanding as of immediately prior to the Effective Time, and (b) issuable upon the exercise of any other Company Equity Awards or Coverage Warrants issued and outstanding prior to the Effective Time. For the avoidance of doubt, in no event shall the foregoing definition include or be deemed to include any Equity Securities issued or issuable pursuant to the PubCo Incentive Equity Plan.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposals” has the meaning set forth in Section 6.8.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private), court, authority, agency, department, bureau, office, instrumentality, commission, legislative or executive body, authority, Self-Regulatory Organization, agency or official of or relating to any of the foregoing (including, for the avoidance of doubt, the SEC, FINRA and any relevant Exchange).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries (if any).

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) all indebtedness for borrowed money of any Person for which such Person has guaranteed payment, (d) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (e) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (f) leases required to be capitalized under GAAP, (g) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (h) all obligations for cash incentive, severance, deferred compensation or similar obligations arising prior to the Closing Date and the employer portion of any payroll, social security, unemployment or similar Tax imposed on such amounts, determined as though all amounts were payable as of the Closing Date, and (i) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates or extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, whether or not patentable, including invention disclosures, inventions, formulae, discoveries, processes, research and development information, technical information, methods, techniques, procedures, specifications, and operating and maintenance manuals; (e) Internet domain names and social media accounts, (f) rights in or to Software or other technology; and (g) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Company Shareholders” means each director and officer of each of the Company and the Bank, and each Company Shareholder beneficially owning Company Shares equal to at least 5% of the Company’s outstanding Company Shares as of the date hereof.

“Latest Unaudited Balance Sheet” has the meaning set forth in Section 4.4(a).

“Law” means any federal, state, self-regulatory organization, local, foreign, national or supranational statute, law (including common and civil law), act, ordinance, treaty, rule, notice, code, regulation, Order, Permit or other binding directive or guidance issued, enacted, adopted, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 4.18(b).

“Letter of Transmittal” has the meaning set forth in Section 3.5(b).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license, charge or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions, and excluding, for the avoidance of doubt, non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice).

“Listing Application” has the meaning set forth in Section 6.20.

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 4.7(a).

“Material Permits” has the meaning set forth in Section 4.6.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” means a number of PubCo Shares equal to (a) the Equity Value, divided by (b) $10.00.

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 6.8.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $500,000 per license or an ongoing licensee fee of less than $250,000 per year.

“Oklahoma Banking Code” means Title 6 of the Oklahoma Statutes, as amended, and the rules and regulations promulgated thereunder by the Oklahoma State Banking Department, the Oklahoma State Banking Board, and the Oklahoma State Banking Commissioner, which provides the statutory framework for the regulation, supervision and licensing of state-charted banks and banking activities within the State of Oklahoma.

“Oklahoma State Banking Board” means the policymaking and rulemaking body established under section 6-202 of the Oklahoma Banking Code with oversight and supervisory authority over state-chartered banks in Oklahoma, including the authority to adopt rules, issue orders, and act on applications within its jurisdiction, including on bank mergers involving Oklahoma state-chartered institutions. The current chair of such body is Commissioner Mick Thompson.

“Oklahoma State Banking Commissioner” means the head or chief administrative and executive officer of the Oklahoma State Banking Department appointed under section 6-201 of the Oklahoma Banking Code. Mick Thompson is the current Oklahoma State Banking Commission, and this definition encompasses any successor appointments.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict, settlement, stipulation or decree entered, issued, made or rendered by any Governmental Entity.

“Participating Equity Value” means (a) the Equity Value, minus (b) the Aggregate Class A Preference Amount.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 6.15(a).

“Per Class A Share Preference Amount” means an amount equal to the Class A Liquidation Value (as defined in the Company Certificate of Incorporation), if any, to which such Class A Share is entitled, calculated in accordance with Section 2 of Article V of the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time.

 “Per Class A Share Stock Consideration” means a number of validly issued, fully paid and nonassessable PubCo Shares equal to (a) the sum of (x) the Per Class A Share Preference Amount applicable to such Class A Share (if any), plus (y) the product of (i) the Class A Conversion Shares into which such Class A Share is convertible, multiplied by (ii) the Per Share Participating Equity Value, divided by (b) $10.00.

 “Per Class B Share Stock Consideration” means a number of validly issued, fully paid and nonassessable PubCo Shares equal to (a) the Per Share Participating Equity Value, divided by (b) $10.00.”

“Per Share Participating Equity Value” means (a) the Participating Equity Value divided by (b) the Fully Diluted Company Capitalization.

“Permit” means any Consent, approval, authorization, clearance, license, registration, permit, certificate grant of membership or qualification, in each case, which is granted by any Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) of record affecting title to such real property that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property or the business of the Group Companies, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property or the business of the Group Companies, and (e) grants by any Group Company of non-exclusive rights or non-exclusive licenses in Company Owned Intellectual Property in the ordinary course of business consistent with past practice.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Data” or “PII” means all information that falls within the definition for “personal information” or any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law or by any Group Company in any of its or their privacy policies, notices or Contracts, as well as all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with, a particular individual or household.

“PFIC” has the meaning set forth in Section 4.16(e).

“PIPE Financing” means a private investment in shares of PubCo to be completed as of the Closing.

“PIPE Investor” means the investors in the PIPE Financing.

“PIPE Investor Subscription Agreement” means the subscription agreements to be entered into by the PIPE Investors in connection with the PIPE Financing.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding (including fines), cause of action, grievance, hearing, inquiry, investigation, enforcement, suit, arbitration, disciplinary action or Order (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the access, collection, use, storage, modification, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, deletion or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.18.

“PubCo” has the meaning set forth in the recitals to this Agreement.

“PubCo Assumption Award” has the meaning set forth in Section 3.3.

“PubCo Board” has the meaning set forth in the recitals to this Agreement.

“PubCo Bylaws” has the meaning set forth in Section 2.1(a).

“PubCo Certificate of Incorporation” has the meaning set forth in Section 2.1(a).

“PubCo Designees” has the meaning set forth in Section 6.14(c).

“PubCo Incentive Equity Plan” has the meaning set forth in Section 6.16.

“PubCo Shares” means, following the Domestication, shares of common stock, par value $0.0001 per share, of PubCo.

“PubCo Warrant” has the meaning set forth in Section 3.4.

“Public Shareholders” has the meaning set forth in Section 9.18.

“Public Software” means any Software that contains, includes, incorporates or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is licensed, provided or distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions currently listed at http://opensource.org/licenses/ or that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form, (b) be licensed for purposes of making derivative works or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases, sub-leases or otherwise uses or occupies any Leased Real Property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” means the registration rights agreement to be entered into by and among PubCo, the Supporting Sponsor Shareholders and the Specified Company Shareholders, in a form mutually agreed to between the Company and DAAQ.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and the Ancillary Documents and containing a prospectus and proxy statement of DAAQ, for the purposes of (a) registering under the Securities Act the DAAQ Shares and DAAQ Warrants issuable hereunder in the Domestication and the Merger, (b) providing DAAQ’s shareholders with the opportunity to redeem their DAAQ Class A Shares in connection with the DAAQ Shareholder Redemption and (c) soliciting proxies from DAAQ’s shareholders to obtain the requisite approval of the Transactions and the other matters to be voted on at the DAAQ Shareholders Meeting.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Transaction Proposals” has the meaning set forth in Section 6.8.

“Sanctioned Country” has the meaning set forth in Section 4.21(a).

“Sanctions and Export Control Laws” means any Law in any part of the world related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws administered by U.S. Customs and Border Patrol, and the EU Dual Use Regulation, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations or Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the DAAQ Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in U.S. Commodity Futures Trading Commission Rule 1.3, and any other U.S. or non-U.S. Exchange.

“Signing Filing” has the meaning set forth in Section 6.4(b).

“Signing Press Release” has the meaning set forth in Section 6.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Specified Company Shareholders” has the meaning set forth in Section 6.19.

“Sponsor” means DAAQ Sponsor LLC, a Delaware limited liability company.

“Sponsor Designees” has the meaning set forth in Section 6.14(b).

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority (or other percentage, as applicable) ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority (or other percentage, as applicable) of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Sponsor Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.1(b).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever imposed by a Governmental Entity, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any successor or transferee liability for any of the aforementioned.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed or required to be filed with any Governmental Entity.

“TBOC” has the meaning set forth in the recitals to this Agreement.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Transaction Litigation” has the meaning set forth in Section 6.2(d).

“Transaction Proposals” has the meaning set forth in Section 6.8.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Trust Account” has the meaning set forth in Section 9.18.

“Trust Account Released Claims” has the meaning set forth in Section 9.18.

“Trust Agreement” has the meaning set forth in Section 5.10.

“Trustee” has the meaning set forth in Section 5.10.

“Unpaid Company Expenses” means the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, any Group Company (and not otherwise expressly allocated to DAAQ pursuant to the terms of this Agreement or any Ancillary Document), and that are unpaid as of immediately prior to the Closing, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants or other agents or service providers of any Group Company and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Unpaid Company Expenses shall not include any Unpaid DAAQ Expenses.

“Unpaid DAAQ Expenses” means the aggregate amount of fees, expenses, commissions or other amounts that have been incurred by or on behalf of, and that are due and payable by, DAAQ (and not otherwise expressly allocated to the Company pursuant to the terms of this Agreement or any Ancillary Document) and that are unpaid as of immediately prior to the Closing, including in connection with (a) any deferred underwriting commissions, (b) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, underwriters, consultants or other agents or service providers of DAAQ incurred in connection with DAAQ’s initial public offering, (c) obligations owed by DAAQ to the Sponsor, (d) the evaluation, consideration, negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants or other agents or service providers of DAAQ or (e) any other fees, expenses, commissions or other amounts that are expressly allocated to DAAQ pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Unpaid DAAQ Expenses shall not include any Unpaid Company Expenses.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, as well as analogous applicable foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of April 28, 2025, by and between DAAQ and Lucky Lucko, Inc. (d/b/a Efficiency) (“Efficiency”).

ARTICLE 2
CLOSING TRANSACTIONS

Section 2.1  Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)  Domestication. Subject to receipt of the DAAQ Shareholder Approvals, at least one day prior to the Closing, DAAQ shall cause the Domestication to occur in accordance with Section 10.101-10.156 of the TBOC and Section 206 of the Cayman Companies Act. Immediately prior to the Domestication (i) in accordance with the Sponsor Support Agreement, each DAAQ Class B Share then issued and outstanding shall convert automatically, on a one-for-one basis, into a DAAQ Class A Share in accordance with the terms of the Sponsor Support Agreement and (ii) to the extent any DAAQ Units remain outstanding and unseparated, the DAAQ Units shall be separated into one DAAQ Class A Share and one-half of one DAAQ Warrant (the “DAAQ Unit Separation”). In connection with the Domestication, (i) DAAQ shall complete, make and procure all those filings required to be made with the Cayman Registrar in connection with the Domestication, and file with the Cayman Registrar all applicable notices, declarations, affidavits, statements of assets and liabilities, shareholder approvals, undertakings and other documents required to be filed, pay all applicable fees required to paid, and cause the satisfaction of all other conditions to deregistration required to be satisfied, in each case, under Section 206 of the Cayman Companies Act, (ii) DAAQ shall obtain a certificate of de-registration from the Cayman Registrar, (iii) DAAQ shall file with the Texas Secretary of State a Certificate of Conversion and a Certificate of Formation with respect to the Domestication, in form and substance reasonably acceptable to the Company, (iv) each DAAQ Class A Share then issued and outstanding shall become one PubCo Share, (v) each DAAQ Warrant that is outstanding immediately prior to the Domestication shall, from and after the Domestication, represent the right to purchase one PubCo Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement, (vi) the Governing Documents of DAAQ shall become the certificate of incorporation, substantially in the form attached hereto as Exhibit D (the “PubCo Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit E (the “PubCo Bylaws”), of PubCo and (vii) DAAQ’s name shall be changed to “OGB Financial Company”.

(b)  Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the TBOC, at the Effective Time, which shall occur no earlier than the day after the completion of the Domestication, the Company shall merge with and into PubCo. Following the Effective Time, the separate existence of the Company shall cease and PubCo shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.2  Closing of the Transactions. The closing of the Transactions (the “Closing”) shall take place electronically through the exchange of documents via e-mail as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as DAAQ and the Company may agree in writing.

Section 2.3  Pre-Closing Deliveries.

(a)  Allocation Schedule. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to DAAQ an allocation schedule (the “Allocation Schedule”) setting forth (i) its good faith calculation of the Equity Value (including the Company’s good faith calculation of the Company’s Indebtedness and unrestricted cash, in each case, as of the Closing Date), (ii) its good faith calculation of the Merger Consideration, the Aggregate Class A Preference Amount, the Per Share Participating Equity Value, the Per Class B Share Stock Consideration, and the Per Class A Share Stock Consideration, (iii) the number and class of Company Shares held by each Company Shareholder, (iv) the number, type (e.g., Company Option or Company Compensatory Warrant), exercise or strike price, expiration date, Applicable Post-Closing Exercise Period, Applicable Post-Closing Award Price and Applicable Post-Closing Award Number of Company Equity Awards held by each Company Shareholder, (v) the number of Company Coverage Warrants held by each Company Shareholder, (vi) the Applicable Post-Closing Coverage Warrant Price and Applicable Post-Closing Coverage Warrant Number for each Company Coverage Warrant, the portion of the Merger Consideration allocated to each Company Equity Award and each Company Coverage Warrant pursuant to Section 3.3 and Section 3.4, respectively, and the Per Class A Share Stock Consideration or Per Class B Share Stock Consideration, as applicable, allocated to each Company Share pursuant to Section 3.2, as well as, in each case, reasonably detailed calculations with respect to the components and subcomponents thereof, (vii) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i) through (vi) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws and, in the case of the Company Equity Awards, in accordance with the applicable Company Equity Plan and any applicable grant or similar agreement with respect to each Company Equity Award. The Company will review any comments to the Allocation Schedule provided by DAAQ or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by DAAQ or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of PubCo Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Shareholders) exceed the Merger Consideration and (y) DAAQ and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.

(b)  Closing Aggregate Cash Amount Schedule. At least two (2) Business Days prior to the Closing Date, DAAQ shall deliver to the Company a reasonably detailed calculation of the Closing Aggregate Cash Amount (the “Closing Aggregate Cash Amount Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of DAAQ, that, to his knowledge and solely in his capacity as an officer of DAAQ (and without any personal liability), the information and calculations in the Closing Aggregate Cash Amount Schedule is, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. DAAQ will review any comments to the Closing Aggregate Cash Amount Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. DAAQ may update the Closing Aggregate Cash Amount Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of DAAQ shareholders participating in the DAAQ Shareholder Redemption, not later than one (1) Business Day prior to the Closing Date.

(c)  Unpaid Expenses. At least two (2) Business Days prior to the Closing Date, (i) DAAQ shall deliver to the Company a reasonably detailed calculation of the Unpaid DAAQ Expenses, together with invoices and wire payment instructions from the recipients thereof and (ii) the Company shall deliver to DAAQ a reasonably detailed calculation of the Unpaid Company Expenses, together with invoices and wire payment instructions from the recipients thereof.

ARTICLE 3
 MERGER

Section 3.1  Merger; Effective Time. At the Closing, the parties hereto shall cause a certificate of merger, in a form reasonably satisfactory to the Company and DAAQ (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Texas. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Texas or at such later date and/or time as is agreed by DAAQ and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”). The Merger shall have the effects set forth in the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation, in each case, in accordance with the TBOC. In addition, at the Effective Time, by virtue of the Merger, (a) the Governing Documents of the Surviving Corporation will be amended and restated in their entirety to be in the forms mutually agreed between the Company and DAAQ on or before January 31, 2026, in accordance with the terms set forth on Exhibit F, in each case, until thereafter changed or amended as provided therein or by applicable Law, and (b) the directors and officers of the Company as of immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 3.2  Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, and subject to Section 3.5(e):

(a)  each Class A Share issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Per Class A Share Stock Consideration, and each Class B Share issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Per Class B Share Stock Consideration; and

(b)  each Company Share held as of immediately prior to the Effective Time by the Company as treasury stock shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

 All of the Company Shares converted into the right to receive consideration as described in this Section 3.2 shall no longer be outstanding and shall cease to exist, and each holder of such Company Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the consideration described in this Section 3.2.

Section 3.3  Treatment of Company Equity Awards. Each Company Equity Award issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by DAAQ, the Company, or the holder of such Company Equity Award, become fully vested and then be canceled and extinguished at the Effective Time, after taking into account any automatic exercise feature provided for under the terms of any Company Compensatory Warrants.  Subject to the holder of a canceled Company Option signing and returning to the Company, prior to the Effective Time, a Company Equity Award exchange agreement in the form to be mutually agreed upon between DAAQ and the Company, each acting reasonably (the “Award Exchange Agreement”), which Award Exchange Agreement shall include a release of claims and indemnity in favor of DAAQ, each Sponsor, the Company and the PubCo for (i) all claims and actions relating to the issuance, cancelation, value, vesting, exercise price, and all other terms of the Company Equity Award and the PubCo Assumption Award (excluding only an express breach by PubCo of the PubCo Assumption Award following the granting thereof), plus (ii) the tax treatment of both such Company Equity Award and such PubCo Assumption Award, regardless as to when arising, and subject to the effectiveness of the Award Exchange Agreement, and, to the greatest extent permitted by Applicable Law, the PubCo will grant the holder of the Company Option a replacement award in the form of a fully vested nonstatutory stock option to purchase such number of PubCo Shares as is equal to the Per Class B Share Stock Consideration for the canceled Company Equity Award, rounded down to the nearest whole share (the “Applicable Post-Closing Award Number”), with an exercise price equal to the Applicable Post-Closing Award Price for the canceled Company Equity Award, rounded up to the nearest whole cent, exercisable for the Applicable Post-Closing Exercise Period (each, a “PubCo Assumption Award”). The PubCo Assumption Award is intended to be an “Assumed” award within the meaning of the Company Equity Plan.  Each PubCo Assumption Award shall be subject to the terms of a form of nonstatutory stock option as mutually agreed to between Company and DAAQ prior to the Closing, each acting reasonably.  For the avoidance of doubt, the PubCo Shares subject to the PubCo Assumption Awards shall not reduce the number of PubCo Shares subject to the PubCo Assumption Award and the PubCo Incentive Equity Plan.

Section 3.4  Treatment of Company Warrants. Prior to the Effective Time, each holder of a Company Coverage Warrant and/or Company Compensatory Warrant not exchanged pursuant to Section 3.3 above, that was not otherwise exercised by the holder and is issued and outstanding immediately prior to the Effective Time, shall have the right and opportunity to exchange same into a new “PubCo Warrant” (in such form as mutually acceptable to company and DAAQ) to be settled in PubCo Shares on the same terms and conditions as were applicable to such Company Coverage Warrant and/or Company Compensatory Warrant immediately prior to the Effective Time (except for such changes as are required by applicable laws), equal to the product (rounded down to the nearest whole number) of (i) the number of Class B Shares subject to such Company Coverage Warrant or Company Compensatory Warrant immediately prior to the Effective Time, and (ii) the Per Class B Share Stock Consideration (the “Applicable Post-Closing Coverage Warrant Number”), and exercisable at the Applicable Post-Closing Coverage Warrant Price, rounded up to the nearest whole cent. Each PubCo Warrant issued hereunder shall include a release of claims and indemnity in favor of DAAQ, each Sponsor, the Company and the PubCo for (i) all claims and actions relating to the issuance, cancelation, value, vesting, exercise price, and all other terms of such Company Coverage Warrant and Company Compensatory Warrant (excluding only an express breach by PubCo of the PubCo Warrant following the granting thereof), plus (ii) the tax treatment of such Company Coverage Warrant or Company Compensation Warrant, regardless as to when arising.

Section 3.5  Exchange Procedures.

(a)  Prior to the Effective Time, DAAQ shall appoint Efficiency (or another Person mutually agreed to between Company and DAAQ) to act as exchange agent (the “Exchange Agent”), and the Company and DAAQ shall enter into an Exchange Agent Agreement with the Exchange Agent (the “Exchange Agent Agreement”), for the purpose of exchanging the certificates evidencing Company Shares, in physical or electronic form, as the case may be (the “Certificates”), on the stock transfer books of the Company as of immediately prior to the Effective Time for the portion of the Merger Consideration issuable in respect of such Company Shares pursuant to Section 3.2 and on the terms and subject to the other conditions set forth in this Agreement.

(b)  At least three (3) Business Days prior to the Closing Date, PubCo shall cause the Exchange Agent to mail or otherwise deliver, to the Company Shareholders a letter of transmittal (and the Company shall provide the Exchange Agent with the addresses and names of all such Company Shareholders prior to such time), which shall (i) contain instructions for use in effecting, among other things, the surrender of the Certificates in exchange for the applicable portion of the Merger Consideration payable to such holder, (ii) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (iii) be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Company Shares held in book-entry form) as PubCo may specify, subject to reasonable approval of the Company (the “Letter of Transmittal”).

(c)  At the Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 3.5 through the Exchange Agent, (i) evidence of PubCo Shares in book-entry form representing the Closing Stock Consideration issuable pursuant to  Section 3.2(a)(i) in exchange for the Company Shares outstanding as of immediately prior to the Effective Time (the “Exchange Fund”).

(d)  Each Company Shareholder whose Company Shares have been converted into the right to receive a portion of the Merger Consideration pursuant to Section 3.2 shall be entitled to receive the portion of the Merger Consideration to which he, she or it is entitled on the date provided in Section 3.5(f) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)  If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with Section 3.5(d) (i) at least one (1) Business Day prior to the Closing Date, then PubCo and the Company shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Company Shareholder in book-entry form on the Closing Date or (ii) less than one (1) Business Day prior to the Closing Date, then the Surviving Corporation shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the Company Shareholder in book-entry form within three (3) Business Days after such delivery.

(f)  If any portion of the Merger Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered Certificate is registered, it shall be a condition to the issuance of the applicable portion of the Merger Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g)  No interest will be paid or accrued on the Merger Consideration. From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 3.5, each Certificate (other than, for the avoidance of doubt, the Company Shares cancelled pursuant to Section 3.2(b)) shall solely represent the right to receive a portion of the Merger Consideration to which the Company Shares represented by such Certificate are entitled to receive pursuant to Section 3.2.

(h)  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding as of immediately prior to the Effective Time.

(i)  Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders twelve (12) months following the Closing Date shall be delivered to PubCo or as otherwise instructed by PubCo, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Merger Consideration in accordance with this Section 3.5 prior to that time shall thereafter look only to PubCo for the issuance of the applicable portion of the Merger Consideration without any interest thereon. None of PubCo, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Merger Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of PubCo free and clear of any claims or interest of any Person previously entitled thereto.

Section 3.6  Withholding. PubCo, the Company and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, however, that if a deduction or withholding is required under such applicable Tax Law in respect of a payment of consideration payable pursuant to this Agreement (including withholding with respect to compensatory payments or withholding required by reason of the failure to deliver any of the deliverables contemplated by Section 6.17 of this Agreement), then the applicable payor shall use commercially reasonable efforts to provide the applicable payee with a reasonable opportunity to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

 Except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to DAAQ as follows:

Section 4.1  Organization and Qualification.

(a)  Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 4.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b)  True and complete copies of the Governing Documents of each Group Company and the Company Shareholders Agreements have been made available to DAAQ, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Shareholders Agreements are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or in material breach of the Company Shareholders Agreements.

(c)  Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 4.2  Capitalization of the Group Companies.

(a)  The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $0.0001 par value per share, which has been issued in two classes: (A) “Class A Common Stock,” and (B) “Class B Common Stock.” The Class A Common Stock comprises 25,000,000 of the authorized shares, and the Class B Common Stock comprises 75,000,000 of the authorized shares. As of January 9, 2026, (A) 21,648,208 shares of the Company’s Class A Common Stock, par value $0.0001, were outstanding, and (B) 26,574,445 shares of Class B Common Stock, par value $0.0001, were outstanding. Section 4.2(a) of the Company Disclosure Schedules sets forth, as of January 9, 2026, a true and complete statement of (i) the number and type of Company Shares owned by each record holder, and (ii) the Original Issue Price and Class A Liquidation Value (each as defined in the Company Certificate of Incorporation) applicable to each share of Class A Common Stock.

(b)  As of the date hereof, the Company has (A) 1,800,000 shares of Class B Common Stock issued or reserved to be issued under the Company’s 2022 Incentive Equity Plan, and (B) warrants to purchase 2,425,885 shares of Class B Common Stock issued and outstanding. Section 4.2(b) of the Company Disclosure Schedules sets forth, as of January 9, 2026, a true and complete statement of (i) with respect to each Company Equity Award and each Company Coverage Warrant, (A) the date of grant or purchase, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions) and (ii) with respect to any Company Option, whether such Company Option is an Incentive Stock Option. The Company Options were granted with a per share exercise price at least equal to the fair market value of the underlying share of Common Stock on the date such Company Option was granted (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder) and otherwise exempt from Section 409A of the Code. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Equity Securities of the Company (A) were not issued in violation of the Governing Documents of the Company or the Company Shareholders Agreements or any other Contract to which the Company is party or bound, (B) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have been offered, sold and issued in compliance with all applicable Laws and (D) are free and clear of all Liens (other than transfer restrictions under applicable Law or under the Company Shareholders Agreements). Except for the Company Equity Awards set forth on Section 4.2(b) of the Company Disclosure Schedules, the Company has no outstanding (x) equity appreciation, phantom equity, profit participation rights, or other equity or equity-based rights or (y) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. Except for the Company Shareholders Agreements or as set forth on Section 4.2(b) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities.

(c)  Section 4.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company that are (x) authorized and (y) issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity, profit participation rights or other equity or equity-based rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company. Except as set forth on Section 4.2(c) of the Company Disclosure Schedule, none of the Group Companies (i) owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security (other than of one or more other Group Companies) or (ii) is a partner or member of any partnership, limited liability company or joint venture (other than of one or more other Group Companies).

(d)  There is, and as of the Closing there will be, no Indebtedness of the Group Companies.

(e)  There are no Change of Control Payments of the Group Companies as of the date of this Agreement nor will there be any Change of Control Payments as of the Closing.

Section 4.3  Authority. The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Shareholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party have been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitute or will constitute, upon execution and delivery thereof, as applicable, valid, legal and binding agreements of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.4  Financial Statements; Undisclosed liabilities.

(a)  The Company has made available to DAAQ a true and complete copy of (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2023 and December 31, 2024 and the related audited consolidated statements of operations and cash flows of the Group Companies for each of the years then ended and (ii) the unaudited consolidated balance sheets of the Group Companies as of June 30, 2025 (the “Latest Unaudited Balance Sheet”) and the related unaudited consolidated statements of operations and cash flows of the Group Companies for the six (6)-month period then ended (clauses (i) and (ii), collectively, the “Financial Statements”), each of which are attached as Section 4.4(a) of the Company Disclosure Schedules. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) complies in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)  The audited consolidated balance sheets of the Group Companies as of December 31, 2025, and the related unaudited consolidated statements of operations and cash flows of the Group Companies for the year then ended, when delivered following the date of this Agreement in accordance with Section 6.7, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c)  Except (i) as set forth on the face of the Latest Unaudited Balance Sheet, (ii) for liabilities incurred in the ordinary course of business since the date of the Latest Unaudited Balance Sheet (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) as set forth on Section 4.4(c) of the Company Disclosure Schedules, and (v) for liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any liabilities, debts or obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking, in each case, that would be required by GAAP to be set forth on the consolidated balance sheets of the Group Companies.

(d)  The Group Companies have established and maintain systems of internal accounting controls that provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(e)  Since December 1, 2022, except as set forth on Section 4.4(e) of the Company Disclosure Schedules, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(f)  No Group Company is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and a Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or an “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid any disclosure of any material transaction involving, or material liabilities of, the Company or any Subsidiaries in the Financial Statements.

Section 4.5  Consents and Requisite Governmental Approvals; No Violations. Neither the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Permits, (iii) violate, or constitute a breach under, any Order or applicable Law or Data Security Requirement to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except for (x) the notices contemplated by Section 6.21 hereunder or (y) in the case of any of clauses (iii) or (iv) above, as would not have a Company Material Adverse Effect.

Section 4.6  Permits. Each of the Group Companies holds, and, at all times since December 1, 2022, has held, all Permits (the “Material Permits”) that are required or are necessary to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not result in a Company Material Adverse Effect, and each such Material Permit is set forth in Section 4.6 of the Company Disclosure Schedules. Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice has been received by any Group Company regarding any (A) actual or potential violation of, or failure to comply with, any term or requirement of any Material Permit or (B) revocation, cancellation, suspension, invalidation or termination of or refusal to renew any Material Permit and (iii) there is no Proceeding pending, or, to the knowledge of the Company, threatened in writing that seeks, or, to the knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Material Permit.

Section 4.7  Material Contracts.

(a)  Section 4.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 4.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 4.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)  any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii)  any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iii)  any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iv)  any material joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization, research and development or other similar Contract;

(v)  any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of PubCo or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, PubCo or any of its Affiliates after the Closing;

(vi)  any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $250,000 annually or (B) $1,000,000 over the life of the agreement;

(vii)  any Contract requiring any Group Company to guarantee the liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the liabilities of a Group Company, in each case in excess of $250,000;

(viii)  any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person, other than (A) business and consumer loans and/or (B) customer overdrafts, in the case of each of (A) and (B), made in the ordinary course of business and consistent with past practice;

(ix)  any Contract related to a Company Related Party Transaction or a Company Shareholder Agreement;

(x)  any Contract with any Person under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Owned Intellectual Property;

(xi)  any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $100,000 or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof or accelerated vesting of any compensation or benefits upon the consummation of the Transactions or (C) that requires prior notice of termination of thirty (30) days or longer;

(xii)  any Contract for the sale or transfer of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than sales, transfers, or acquisitions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiii)  any CBA;

(xiv)  any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or PubCo or any of its Affiliates after the Closing);

(xv)  any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $250,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice;

(xvi)  any Contract between the any Group Company and any Governmental Entity;

(xvii)  any (A) license agreement relating to the use of any (y) third-party Intellectual Property Rights by any Group Company, except for (1) licenses for unmodified Off-the-Shelf Software, and (2) non-exclusive licenses with contractors, vendors or other service providers of any Group Company where such license is incidental to the performance by or receipt of services from such contractor, vendor or service provider; or (z) Company Owned Intellectual Property by a third party, except for grants by any Group Company of non-exclusive rights in Company Owned Intellectual Property in the ordinary course of business consistent with past practice, (B) Contract relating to the acquisition, divestiture, or development of Intellectual Property Rights (other than Contracts with employees and contractors in the ordinary course of business consistent with past practice on the Company’s standard forms provided to DAAQ or substantially similar forms with respect to assignment of Intellectual Property Rights) or (C) Contract entered into to settle or resolve any Intellectual Property Rights-related dispute, including settlement agreements, covenants not to sue, consent agreements, and co-existence agreements;

(xviii)  (A) any Contract pursuant to which any Group Company provides, or makes available, Banking Services to its customers (other than Contracts with individual retail customers in the ordinary course of business consistent with past practice), including (if applicable) each Banking Services Provider Agreement and (B) (if applicable) each Banking Services Customer Agreement; and

(xix)  any Contract (or group of Contracts that, in the aggregate, are material) pursuant to which any Group Company provides brokerage services or investment advisory services to any customer that is not on the Company’s standard form or includes any material deviations from any such standard form.

(b)  (i) Each Material Contract is valid, legal and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract, and, to the Company’s knowledge, (A) no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Material Contract and (B) no party to a Material Contract has claimed a force majeure with respect thereto. Since December 1, 2022 through the date hereof, no Group Company has received written notice of (i) any material breach or default under any Material Contract or (ii) the intention of any third party under any Material Contract to cancel, terminate or materially modify the terms of any such Material Contract or materially accelerate the obligations of any Group Company thereunder. True, correct and complete copies of all Material Contracts as in effect as of the date hereof have been made available to DAAQ.

Section 4.8  Absence of Changes. Since January 1, 2025, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) each Group Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of DAAQ if taken during the period from the date of this Agreement until the Closing pursuant to Section 6.1(b).

Section 4.9  Litigation. Except as set forth on Section 4.9 of the Company Disclosure Schedules, there is no (and since December 1, 2022, there has not been any) Proceeding pending or, to the Company’s knowledge, threatened in writing against or involving any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date hereof, there are no material Proceedings by a Group Company pending against any other Person.

Section 4.10  Compliance with Applicable Law. Each Group Company (a) conducts (and since December 1, 2022 has conducted) its business in accordance with all Laws and Orders applicable to such Group Company (including, for the avoidance of doubt, all Laws and Orders applicable to, or where compliance with any such Laws and Orders have been assumed by, any Group Company pursuant to any Banking Services Provider Agreement) and is not in violation of any such Law or Order and (b) except as set forth on Section 4.10 of the Company Disclosure Schedules, has not received any written communication from a Governmental Entity or any Banking Services Provider that allege that such Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 4.11  Employee Plans.

(a)  Section 4.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans. With respect to each material Employee Benefit Plan, the Group Companies have provided DAAQ with true and complete copies of, as applicable: (i) the current plan document and all amendments thereto (and for any unwritten plan, a summary of the material terms); (ii) the most recent summary plan description and all summaries of material modification thereto; (iii) the most recent determination, opinion or advisory letter received from the Internal Revenue Service; (iv) the most recent Form 5500 annual report (with all schedules and attachments thereto); (v) the most recent actuarial valuation report; (vi) all related trust agreements, insurance Contracts and other funding arrangements; (vii) pending voluntary correction filings with any Governmental Entity and a description of any pending self-correction actions; and (viii) any non-routine correspondence with any Governmental Entity.

(b)  No Employee Benefit Plan is, and no Group Company sponsors, maintains, contributes to, has any obligation to contribute to or otherwise has any current or contingent liability or obligation with respect to or under (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any current or potential liabilities or obligations to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA and for which the recipient pays the full cost of coverage (except as required by applicable Law). No Group Company has any current or contingent liabilities or obligations by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c)  Each Employee Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and in compliance with the applicable requirements of ERISA, the Code, and other applicable Laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a current favorable determination or opinion or advisory letter from the Internal Revenue Service, and nothing has occurred that could adversely affect the qualification of such Employee Benefit Plan. No Group Company has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any penalty, Tax or other liability under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(d)  There are no pending or, to the Company’s knowledge, threatened, claims or Proceedings with respect to any Employee Benefit Plan or the assets thereof (other than routine claims for benefits), and, to the Company’s knowledge, there is no fact or circumstance that could give rise to any such claims or Proceedings. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made in accordance with the terms of the Employee Benefit Plan and in compliance with the requirements of applicable Law, and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.

(e)  Except as set forth on Section 4.11(e) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the Transactions would not (i) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment, funding or vesting, or trigger any payment or funding of any compensation or benefits, including severance payment, to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(f)  No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the Transactions (alone or in combination with any other event) could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(g)  The Group Companies have no obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

Section 4.12  Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a)  None of the Group Companies have received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.

(b)  There is no (and since December 1, 2022, there has not been any) Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to Environmental Laws.

(c)  There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances.

(d)  The Group Companies have made available to DAAQ copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 4.13  Intellectual Property.

(a)  Section 4.13(a) of the Company Disclosure Schedules sets forth a true and complete list of all (i) Company Registered Intellectual Property, (ii) material unregistered Marks, and (iii) Company Products. Section 4.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item. The Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable.

(b)  All necessary fees and filings with respect to any Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office, Governmental Entity or Internet domain name registrars, in each case to maintain such Company Registered Intellectual Property in full force and effect. No issuance or registration obtained and no application filed by the Group Companies for any material Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed. Except as set forth on Section 4.13(b) of the Company Disclosure Schedules, there are no material Proceedings, including litigations, interference, re-examination, inter partes review, reissue, opposition, nullity or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c)  A Group Company exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any Company Product or service on anything other than a non-exclusive basis. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all such Company Licensed Intellectual Property as the same is currently used, sold, licensed and otherwise exploited by such Group Company, free and clear of all Liens (other than Permitted Liens). The Company Owned Intellectual Property and the Company Licensed Intellectual Property constitute all of the intellectual property used in or necessary for the operation of the Group Companies’ respective businesses as currently conducted. Immediately after the Closing, all Company Owned Intellectual Property will be owned or available for use by the Surviving Corporation on the same terms and conditions under which the Group Companies owned or used such Intellectual Property Rights as of the Closing, without the payment of any additional amounts or consideration.

(d)  Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property have entered into a valid and enforceable written Contract whereby such Person has (i) agreed to maintain, protect, and not disclose the trade secrets and confidential information of all Group Companies and (ii) assigned, via a present assignment, to a Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Person in the course of such Person’s employment or other engagement with such Group Company. To the Company’s knowledge, no Person has breached in any material respect any such Contract.

(e)  Each Group Company has taken reasonable steps to safeguard and maintain the secrecy and value of any trade secrets, know-how and other confidential information included in the Company Owned Intellectual Property. Without limiting the foregoing, each Group Company has not disclosed (and, to the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in a requirement for any Group Company to disclose) any such trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information included in the Company Owned Intellectual Property or in the possession of each Group Company or of any written obligations with respect to such.

(f)  None of the Company Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any material respect the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects in any material respect the validity, use or enforceability of any such Company Owned Intellectual Property.

(g)  To the Company’s knowledge, neither the conduct of the business of the Group Companies nor the use or exploitation of any Company Product or Company Owned Intellectual Property infringes, misappropriates, or otherwise violates, and in the past three (3) years has not infringed, misappropriated, or otherwise violated, any Intellectual Property Rights of any other Person.

(h)  Except as set forth on Section 4.13(h) of the Company Disclosure Schedules, since December 1, 2022, there has been no Proceeding pending, nor has any Group Company received any written communications or, to the Company’s knowledge, threats (i) alleging that the conduct of the business of any Group Company or the use or exploitation by any Group Company of any Company Product or Company Owned Intellectual Property has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any material Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any Company Product or to the conduct of the business of the Group Companies.

(i)  To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating, or has since December 1, 2022, infringed, misappropriated, misused, diluted or violated, any Company Owned Intellectual Property. Since December 1, 2022, no Group Company has asserted or, to the Company’s knowledge, threatened any Proceeding against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.

(j)  To the Company’s knowledge, each Group Company has obtained, possesses and is, in all material respects, in compliance with valid licenses to use all of Company IT Systems. No source code constituting Company Owned Intellectual Property has been (and, to the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both), will, or would reasonably be expected to, result in a requirement that any such source code be) delivered, released, licensed, or made available or otherwise disclosed by any Group Company to, or accessed by, any escrow agent or other Person, other than employees, contractors or service providers of the Group Companies subject to written agreements appropriately restricting the disclosure and use of such source code, and no Person other than the Group Companies and (solely in connection with their employment by or engagement with the Group Companies) such employees, contractors, and service providers has been granted any license or other right to, any such source code or, to the Company’s knowledge, is in possession of any such source code.

(k)  No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a Company Product any Public Software, in whole or in part, in each case in a manner that (i) has required or would require any Company Product to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) has granted, or would require any Group Company to grant, to any Person the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Product, (iii) limits in any manner the ability of the Group Companies to charge license fees or otherwise seek compensation in connection with the marketing, licensing, distribution, or making available of any Company Product.

Section 4.14  Labor Matters.

(a)  Since December 1, 2022, the Group Companies are, and for the last three years have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of I-9s for all employees and the proper confirmation of employee visas), harassment, discrimination and retaliation, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), plant closures and layoffs (including WARN), workers’ compensation, labor relations, employee leave issues, affirmative action, and unemployment insurance.

(b)  Since December 1, 2022, (i) none of the Group Companies (A) has or has had any material liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing and (B) has or has had any material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except has not and would not reasonably be expected to result in, individually or in the aggregate, material liability to the Group Companies.

(c)  Since December 1, 2022, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material liability under WARN.

(d)  No Group Company is a party to or bound by any CBAs nor to the knowledge of the Company is there any duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. Since December 1, 2022, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, since December 1, 2022, there have been no labor organizing activities with respect to any employees of any Group Company.

(e)  To the knowledge of the Company, no current employee with annualized compensation at or above $100,000, has given notice or intends to terminate his or her employment prior to the one (1) year anniversary of the Closing.

(f)  The Group Companies have promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which they are aware. With respect to each such allegation with potential merit, the applicable Group Company has taken prompt corrective action that is reasonably calculated to prevent further improper conduct. The Group Companies reasonably expects no material liability with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors or agents of the Group Companies, that, if known to the public, would bring any Group Company into material disrepute.

Section 4.15  Insurance. Section 4.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to DAAQ. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 4.16  Tax Matters.

(a)  Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)  Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)  No Group Company is currently the subject of a Tax audit or examination, or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d)  No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)  No Group Company has (i) agreed to, is required to or has any application pending requesting permission to, make any change in accounting method or adjustment pursuant to Section 481(a) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (ii) entered into, or received, any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings with or by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date. No Group Company will be required by applicable Law to include any income or gain in taxable income for any taxable period or portion thereof after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date, (B) prepaid amount received on or prior to the Closing Date, or (C) improper use of an accounting method. No Group Company has ever been or ever owned any (1) “controlled foreign corporation” within the meaning of Section 957 of the Code (“CFC”) or (ii) “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code and (iii) no Group Company expects to be classified as a CFC or as a PFIC in the year of the Closing Date.

(f)  No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)  There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)  During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i)  No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j)  Since December 1, 2022, no written claims have been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn. The Group Companies have at all times been residents in the respective jurisdictions of their incorporation for Tax purposes and are not and have not at any time been treated or claimed by a Tax Authority to be treated as resident in, or as having an office, place of management, permanent establishment, permanent representative, or fixed place of business in, any other jurisdiction for Tax purposes.

(k)  No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes), and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)  No Group Company has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for its respective Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to prevent the Merger from qualifying for its respective Intended Tax Treatment.

(m)  No Group Company is or has, in the five (5) year period ending on the date hereof, been a “United States Real Property Holding Corporation” within the meaning of Section 897 of the Code.

(n)  The Group Companies have made available to DAAQ true and correct copies of all material income or franchise Tax Returns filed by any Group Company for each of the fiscal years starting on January 1, 2020.

(o)  The Company is and has at all times since its formation been properly classified as an association taxable as a corporation for U.S. federal (and, where applicable, state, and local) income Tax purposes. Each Subsidiary of the Company is an entity disregarded for federal (and, where applicable, state and local) income Tax purposes.

Section 4.17  Brokers. Except as set forth on Section 4.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 9.5).

Section 4.18  Real and Personal Property.

(a)  Owned Real Property. No Group Company owns any real property, other than as listed on Section 4.18(a) of the Company Disclosure Schedules.

(b)  Leased Real Property. Section 4.18(b)(i) of the Company Disclosure Schedules sets forth a true, correct and complete list (including street addresses) of all real property leased, subleased, licensed or similarly used or occupied by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True, correct and complete copies of all such Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to DAAQ. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge or as set forth on Section 4.18(b)(ii) of the Company Disclosure Schedules, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any party to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been disturbed, and to the Company’s knowledge, there are no material disputes with respect to any Real Property Leases. Except as set forth in Section 4.18(b)(iii) of the Company Disclosure Schedules, with respect to each of the Real Property Leases, there are no (i) written or oral subleases, licenses, concessions or other Contracts granting to any Person other than a Group Company the right to use or occupy any Leased Real Property or any portion thereof and (ii) outstanding options or rights of first refusal to purchase all or any portion of any Leased Real Property. The Leased Real Property comprises all of the real property used in, or otherwise related to the business of the Group Companies. No Group Company has assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered, or collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

(c)  Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business. The tangible assets and properties of the Group Companies are in good operating condition in all material respects (normal wear and tear excepted) and are fit, in all material respects, for use in the ordinary course of business, and no material uninsurable damage has, since the date of the Latest Unaudited Balance Sheet, occurred with respect to such assets and properties.

Section 4.19  Transactions with Affiliates. Section 4.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), other than the Company, a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) or entered into in accordance with Section 6.1(b). No Company Related Party (A) owns any interest in any material asset or property used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of any Group Company or (C) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) or entered into in accordance with Section 6.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.19 are referred to herein as “Company Related Party Transactions”.

Section 4.20  Data Privacy and Security.

(a)  The Group Companies are and have been in compliance since December 1, 2022, in all material respects with all of the following to the extent relating to confidential or sensitive information or Personal Data (including the Processing thereof), or otherwise relating to privacy, security or security breach notification requirements and applicable to the businesses of the Group Companies: (i) all applicable Laws (including the Gramm Leach Bliley Act and the California Consumer Protection Act); (ii) the Group Companies’ internal and external privacy policies; (iii) all applicable industry standards; and (iv) applicable provisions of all Contracts relating to the foregoing (collectively, “Data Security Requirements”). Since December 1, 2022, no Group Company has received any notice of any claims of, or investigations or inquiries related to, or been charged with, the violation of any Data Security Requirements.

(b)  There are no pending, nor have there been any since December 1, 2022, material Proceedings against or investigations or inquiries into any Group Company initiated by any (i) Person, (ii) Governmental Entity (including any state securities regulatory authority) or (iii) regulatory or Self-Regulatory Organization (including FINRA) alleging that any Group Company or any Processing of Personal Data by or on behalf of any Group Company is in violation of any applicable Data Security Requirements.

(c)  The Group Companies use commercially reasonable efforts to maintain and protect the confidentiality, integrity, and security of the Company IT Systems and to prevent any unauthorized use, access, interruption or modification of the Company IT Systems. The Company IT Systems are (i) together with the other IT Systems used or held for use by the Group Companies, sufficient for the immediate and currently anticipated future needs of the Group Companies and (ii) in sufficiently good working condition to effectively perform all information technology operations as necessary for the operation of the businesses of the Group Companies. To the Company’s knowledge, the Company IT Systems do not contain any (A) unauthorized feature (including any worm, bomb, “trojan horse”, backdoor, clock, timer or other disabling device, code, design or routine) or defects, technical concerns or problems that would cause (with or without the passage of time) any Company IT System to be, in any material respect, erased, inoperable or otherwise incapable of being used or (B) computer code designed to disrupt, disable or harm in any material respect the operation of any Company IT System, either automatically, with the passage of time or upon command, or otherwise that would prevent the same from performing substantially in accordance with their user specifications or functionality descriptions.

(d)  Except as set forth in Section 4.20(d) of the Company Disclosure Schedule, since December 1, 2022, no Group Company has been subject to any, or received any written notices of any or provided any notice to any Person in connection with any, (i) breaches of security (including theft, exfiltration, and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person), phishing incidents, ransomware or malware attacks, or other security incidents affecting (A) the Company IT Systems in any material respect or (B) any Personal Data stored or maintained by any Group Company (or any third party on its or their behalf) or (ii) failures, breakdowns, continued substandard performance or other adverse events affecting any Company IT Systems that have caused any material disruption of or material interruption in or to the use of the Company IT Systems.

(e)  Each Group Company owns or has license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted.

Section 4.21  Compliance with International Trade and Anti-Corruption Laws.

(a)  Neither the Group Companies nor any of their directors, officers or employees nor, to the Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing, is or has been, since December 1, 2022, (i) a Person named on any Sanctions and Export Control Laws-related list of designated or restricted Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory (a “Sanctioned Country”) which is or has since December 1, 2022 been the subject or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria); (iii) an entity 50% or greater owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaged in dealings with or for the benefit of any Person described in clauses (i), (ii) or (iii). No Group Company has engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under Sanctions and Export Control Laws.

(b)  Neither the Group Companies nor any of their directors, officers or employees or agents nor, to the Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks, facilitation payments or other similar payments to or from any Person or government official in order to influence official action or otherwise obtain an improper advantage, (ii) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a government official in order to influence official action or otherwise obtain an improper advantage, or (iii) any other Person in order to induce them to perform their work duties disloyally or otherwise improperly or in any manner that would constitute bribery or an illegal kickback, or would otherwise violate Anti-Corruption Laws. For the purposes of this section, a person shall be deemed to have “knowledge” with respect to conduct, circumstances or results if such person is aware of (1) the existence of or (2) a high probability of the existence of such conduct, circumstances or results, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise violated any Anti-Corruption Laws.

(c)  Since December 1, 2022, no Group Company has received from any Governmental Entity or other Person any written notice, inquiry or allegation; made any disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or alleged violation, in each case related to Anti-Corruption Laws or anti-bribery laws or Sanctions and Export Control Laws.

(d)   No Group Company is a TID U.S. business (as such term is defined at 31 CFR §800.248).

Section 4.22  Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement or in any other document submitted or to be submitted to any other Governmental Entity or in any announcement or public statement regarding the Transactions will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, at (a) the time such information is filed with or furnished to the SEC (provided, that if such information is revised by any subsequently filed amendment or supplement, this clause (a) shall solely refer to the time of such subsequent revision), (b) when the Registration Statement / Proxy Statement is declared effective by the SEC, (c) when the Registration Statement / Proxy Statement is mailed to DAAQ Shareholders, (d) at the time of the DAAQ Shareholders Meeting, or (e) at the Closing. Notwithstanding the foregoing, the Group Companies make no representation, warranty or covenant with respect to any information supplied by or on behalf of DAAQ or its Affiliates.

Section 4.23  Regulatory Compliance.

(a)  Except as a set forth in Section 4.23(a) of the Company Disclosure Schedules, no Governmental Entity has, since December 1, 2022, formally initiated any Proceeding or investigation (other than ordinary course examinations) into any of the Group Companies and no Group Company has received a written “wells notice” or other written indication of the commencement of an enforcement action or material non-compliance with any applicable Law from the Banking Regulators, SEC, FINRA or any other Governmental Entity. Since December 1, 2022, no Group Company has settled any claim or proceeding of the Banking Regulators, SEC, FINRA or any other Governmental Entity.

(b)  No Group Company is required to be registered, licensed, or qualified as a bank, credit union, trust company, investment company, investment adviser, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading adviser, futures commission merchant, swap execution facility, transfer agent, real estate broker, introducing broker, municipal advisor, insurance company, insurance agency or producer, insurance broker or municipal securities dealer. No Group Company has received any notice concerning any failure to obtain any such registration, license or qualification.

(c)  Under prompt corrective action regulations, 12 CFR Part 324, Subpart H, (PCA Regulations) the Bank is adequately capitalized or better as of the date hereof and shall be as of the Closing.

(d)  All financial and banking products and services provided by, or made available to, customers of any Group Company are described within the Bank’s website and/or within the applicable Banking Services Customer Agreement (a/k/a terms and conditions) (collectively, the “Banking Services”). Except for routine exams and external audits, no investigation, audit, inquiry or review by any Governmental Entity with respect to any Group Company is pending or, to the knowledge of any Group Company, threatened, notified any Group Company in writing of its intention to conduct the same, nor has there been any such investigation, audit, inquiry or review since December 1, 2022.

Section 4.24  Investigation; No Other Representations.

(a)  The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of DAAQ and (ii) it has been furnished with or given access to such documents and information about DAAQ and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)  In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 5 and in the Ancillary Documents to which DAAQ is or will be a party and no other representations or warranties of DAAQ or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 5 and in the Ancillary Documents to which DAAQ is or will be a party, none of DAAQ or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.25  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO DAAQ OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS TO WHICH THE COMPANY IS OR WILL BE A PARTY, NEITHER THE COMPANY NOR OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO DAAQ OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY DAAQ IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS TO WHICH THE COMPANY IS OR WILL BE A PARTY, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY DAAQ IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES RELATING TO DAAQ

 Except (a) as set forth on the DAAQ Disclosure Schedules or (b) as set forth in any DAAQ SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), DAAQ hereby represents and warrants to the Company as follows:

Section 5.1  Organization and Qualification.

(a)  (a) DAAQ is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. DAAQ has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a DAAQ Material Adverse Effect.

(b)  True and complete copies of the Governing Documents of DAAQ have been made available to the Company, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of DAAQ are in full force and effect, and DAAQ is not in breach or violation of any provision set forth in its Governing Documents.

(c)  DAAQ is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a DAAQ Material Adverse Effect.

Section 5.2  Authority. DAAQ has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the DAAQ Shareholder Approvals, the execution and delivery of this Agreement, the Ancillary Documents to which DAAQ is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of DAAQ. This Agreement and each Ancillary Document to which DAAQ is or will be a party, will be, upon execution thereof, duly and validly executed and delivered by DAAQ and constitute or will constitute, upon execution thereof, as applicable, valid, legal and binding agreements of DAAQ (assuming this Agreement has been and the Ancillary Documents to which DAAQ is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against DAAQ in accordance with their terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 5.3  Consents and Requisite Governmental Approvals; No Violations.

(a)  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of DAAQ with respect to DAAQ’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or by the Ancillary Documents, except as set forth in Section 4.5 and for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby, (iii) such filings with and approvals of Nasdaq to permit PubCo Shares to be issued in accordance with this Agreement to be listed on Nasdaq, (iv) such filings and approvals required in connection with the Domestication, (v) filing of the Certificate of Merger, (vi) the DAAQ Shareholder Approvals or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a DAAQ Material Adverse Effect.

(b)  Neither the execution, delivery or performance by DAAQ of this Agreement nor the Ancillary Documents to which DAAQ is or will be a party nor the consummation by DAAQ of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of DAAQ, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which DAAQ is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which DAAQ or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of DAAQ, except in the case of clauses (ii) through (iv) above, as would not have a DAAQ Material Adverse Effect.

Section 5.4  Brokers. Except as set forth on Section 5.4 of the DAAQ Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Transactions based upon arrangements made by or on behalf of DAAQ for which DAAQ has any obligation (which fees shall be the sole responsibility of DAAQ, except as otherwise provided in Section 9.5).

Section 5.5  Information Supplied. None of the information supplied or to be supplied by or on behalf of DAAQ for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement or in any other document submitted or to be submitted to any other Governmental Entity or in any announcement or public statement regarding the Transactions will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, at (a) the time such information is filed with or furnished to the SEC (provided, that if such information is revised by any subsequently filed amendment or supplement, this clause (a) shall solely refer to the time of such subsequent revision), (b) when the Registration Statement / Proxy Statement is declared effective, (c) when the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is mailed to DAAQ Shareholders, (d) at the time of the DAAQ Shareholders Meeting or (e) at the Closing. Notwithstanding the foregoing, DAAQ makes no representation, warranty or covenant with respect to any information supplied by or on behalf of any of the Group Companies or their respective Affiliates.

Section 5.6  Permits. DAAQ, at all times since the date of its organization or incorporation, has held, all Permits that are required or are necessary to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not result in a DAAQ Material Adverse Effect. Except as is not and would not reasonably be expected to have a DAAQ Material Adverse Effect, (a) each such Permit is in full force and effect in accordance with its terms, (b) no written notice has been received by DAAQ regarding any (i) actual or potential violation of, or failure to comply with, any term or requirement of any such Permit or (ii) revocation, cancellation, suspension, invalidation or termination of or refusal to renew any such Permit and (c) there is no Proceeding pending, or, to the knowledge of DAAQ, threatened in writing that seeks, or, to the knowledge of DAAQ, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any such Permit.

Section 5.7  Absence of Changes. During the period beginning January 1, 2025 and ending on the date of this Agreement, (a) no DAAQ Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) DAAQ has not conducted any material business activities other than activities directed towards the accomplishment of its formation, initial public offering and a business combination (and related matters) and (ii) other than activities directed towards the accomplishment of its formation, initial public offering and a business combination (and related matters), DAAQ has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 6.9(b).

Section 5.8  Capitalization of DAAQ.

(a)  Section 5.8(a) of the DAAQ Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding DAAQ Shares and the DAAQ Warrants as of the date hereof. All outstanding Equity Securities of DAAQ (except to the extent such concepts are not applicable under the applicable Law of DAAQ’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) as of the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of DAAQ and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under the Securities Act, under the Governing Documents of DAAQ or as provided by the DAAQ SEC Reports) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the DAAQ Shares and DAAQ Warrants set forth on Section 5.8(a) of the DAAQ Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the DAAQ Shares and the DAAQ Warrants as a result of, or to give effect to, the DAAQ Unit Separation and the Domestication), and any DAAQ Shares that may be issued by DAAQ in the PIPE Financing, immediately prior to Closing, there shall be no other equity interests of DAAQ issued and outstanding.

(b)  Immediately after the Effective Time, all of the issued and outstanding DAAQ Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which DAAQ is a party or bound.

(c)  Except as expressly provided by this Agreement, the Ancillary Documents, the DAAQ SEC Reports or the transactions contemplated hereby and thereby or as mutually agreed to by the Parties, as of the date hereof, there are no outstanding (A) equity appreciation, phantom equity, profit participation rights or other equity or equity-based rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require DAAQ, and, except as expressly contemplated by this Agreement, the Ancillary Documents, the DAAQ SEC Reports or as mutually agreed in writing by the Parties, there is no obligation of DAAQ, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of DAAQ.

Section 5.9  SEC Filings. DAAQ has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “DAAQ SEC Reports”) and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional DAAQ SEC Reports”). Each of the DAAQ SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional DAAQ SEC Reports, as of their respective dates of filing (or, if amended, as of the date of such amendment), and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the applicable Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the DAAQ SEC Reports or the Additional DAAQ SEC Reports (for purposes of the Additional DAAQ SEC Reports, assuming that the representation and warranty set forth in Section 4.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the DAAQ SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional DAAQ SEC Reports, assuming that the representation and warranty set forth in Section 4.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the DAAQ SEC Reports.

Section 5.10  Trust Account. As of the date of this Agreement, DAAQ has an amount in cash in the Trust Account equal to at least $176 million. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of one hundred eighty five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated August 28, 2025, between DAAQ and Efficiency, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the DAAQ SEC Reports to be inaccurate in any material respect or, to DAAQ’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) DAAQ Shareholders who shall have elected to redeem their DAAQ Class A Shares pursuant to the Governing Documents of DAAQ or (iii) if DAAQ fails to complete a business combination within the allotted time period set forth in the Governing Documents of DAAQ and liquidates the Trust Account, subject to the terms of the Trust Agreement, DAAQ (in limited amounts to permit DAAQ to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of DAAQ) and then DAAQ Shareholders as of such time). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of DAAQ and the Trust Agreement. DAAQ has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of DAAQ, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to DAAQ Shareholders who have elected to redeem their DAAQ Class A Shares pursuant to the Governing Documents of DAAQ, each in accordance with the terms of and as set forth in the Trust Agreement, DAAQ shall have no further obligation under either the Trust Agreement or the Governing Documents of DAAQ to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 5.11  Transactions with Affiliates. Section 5.11 of the DAAQ Disclosure Schedules sets forth all Contracts between (a) DAAQ, on the one hand and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either DAAQ or the Sponsor, on the other hand (each Person identified in this clause (b), other than DAAQ, a “DAAQ Related Party”), other than (i) Contracts with respect to a DAAQ Related Party’s employment with, or the provision of services to, DAAQ entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.10(b) or entered into in accordance with Section 6.9(b). No DAAQ Related Party (A) owns any interest in any material asset used in the business of DAAQ, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of DAAQ or (C) owes any material amount to, or is owed material any amount by, DAAQ. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 5.11 are referred to herein as “DAAQ Related Party Transactions”.

Section 5.12  Litigation. There is no (and since its organization, incorporation or formation, as applicable, there has not been any) Proceeding pending or, to DAAQ’s knowledge, threatened against or involving DAAQ that, if adversely decided or resolved, would be material to DAAQ, taken as a whole. Neither DAAQ nor any of their respective properties or assets is subject to any material Order. As of the date hereof, there are no material Proceedings by DAAQ pending against any other Person.

Section 5.13  Compliance with Applicable Law. DAAQ (a) conducts (and since its organization, incorporation or formation, as applicable, has conducted) its business in accordance with all Laws and Orders applicable to DAAQ and is not in violation of any such Law or Order, and (b) has not received any written communications from a Governmental Entity that allege that DAAQ is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to DAAQ.

Section 5.14  Internal Controls; Listing; Financial Statements.

(a)  Except as not required in reliance on exemptions from various reporting requirements by virtue of DAAQ’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) DAAQ has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of DAAQ’s financial reporting and the preparation of DAAQ’s financial statements for external purposes in accordance with GAAP and (ii) DAAQ has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to DAAQ is made known to DAAQ’s principal executive officer and principal financial officer by others within DAAQ.

(b)  DAAQ has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)  Since its initial public offering, DAAQ has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding DAAQ Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Proceeding pending or, to the knowledge of DAAQ, threatened against DAAQ by Nasdaq or the SEC with respect to any intention by such entity to deregister DAAQ Class A Shares or prohibit or terminate the listing of DAAQ Class A Shares on Nasdaq. DAAQ has not taken any action that is designed to terminate the registration of DAAQ Class A Shares under the Exchange Act.

(d)  The DAAQ SEC Reports contain true and complete copies of the applicable DAAQ Financial Statements. The DAAQ Financial Statements (i) fairly present in all material respects the financial position of DAAQ as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited DAAQ Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)  DAAQ has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for DAAQ’s assets. DAAQ maintains and, for all periods covered by the DAAQ Financial Statements, has maintained books and records of DAAQ in the ordinary course of business that are designed to provide reasonable assurance regarding the accuracy and completeness thereof and reflect the revenues, expenses, assets and liabilities of DAAQ in all material respects.

(f)  Since its incorporation, DAAQ has not received any written notification of (i) a “significant deficiency” in the internal controls over financial reporting of DAAQ to DAAQ’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of DAAQ to DAAQ’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of DAAQ who have a significant role in the internal controls over financial reporting of DAAQ.

Section 5.15  No Undisclosed Liabilities. Except for the liabilities (a) incurred in connection with the evaluation, consideration, negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Unpaid DAAQ Expenses and any liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (b) set forth or disclosed in the DAAQ Financial Statements included in the DAAQ SEC Reports, (c) that have arisen since the date of the most recent balance sheet included in the DAAQ SEC Reports in the ordinary course of business, (d) either permitted to be incurred pursuant to Section 6.9(b) or incurred in accordance with Section 6.9(b) or (e) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to DAAQ, DAAQ does not have any liabilities, debts or obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking, in each case, that would be required by GAAP to be set forth on the balance sheet of DAAQ.

Section 5.16  Tax Matters.

(a)  DAAQ has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and DAAQ has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b)  DAAQ has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)  DAAQ is not currently the subject of a Tax audit or examination, or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)  DAAQ has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e)  No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to DAAQ which agreement or ruling would be effective after the Closing Date.

(f)  DAAQ is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)  Prior to the Domestication, DAAQ has not been a tax resident in any jurisdiction outside the Cayman Islands.

(h)  DAAQ has not taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment. To the knowledge of DAAQ, no facts or circumstances exist that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment.

(i)  There are no Liens for material Taxes on any assets of DAAQ other than Permitted Liens.

(j)  DAAQ (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any material liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(k)  No written claims have been made by any Tax Authority in a jurisdiction where DAAQ does not file Tax Returns that DAAQ is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(l)  DAAQ is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes), and DAAQ is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

Section 5.17  Business Activities. Since its formation, DAAQ has not conducted any business activities other than activities directed toward completing a business combination (as defined in DAAQ’s Governing Documents). Except as set forth in DAAQ’s Governing Documents, there is no agreement, commitment or Order binding on DAAQ or to which DAAQ is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of DAAQ, any acquisition of property by DAAQ or the conduct of business by DAAQ as currently conducted. DAAQ does not directly or indirectly own any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 5.18  DAAQ Contracts. Except as disclosed in DAAQ’s SEC documents, as of the date hereof, DAAQ is not party to any Contract (other than engagement agreements and nondisclosure agreements containing customary terms that were entered into in the ordinary course of business) that are material to DAAQ.

Section 5.19  Investigation; No Other Representations.

(a)  DAAQ acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Notwithstanding anything to the contrary in this Agreement, claims against the Group Companies shall not be limited in any respect in the event of fraud.

(b)  In entering into this Agreement and the Ancillary Documents to which it is or will be a party, DAAQ has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which the Company is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each DAAQ, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which the Company is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 5.20  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5 AND THE ANCILLARY DOCUMENTS TO WHICH DAAQ IS OR WILL BE A PARTY, NEITHER DAAQ NOR ANY OTHER PERSON MAKES, AND DAAQ EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF DAAQ THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF DAAQ BY OR ON BEHALF OF THE MANAGEMENT OF DAAQ OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY SUCH ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 5 OR THE ANCILLARY DOCUMENTS TO WHICH DAAQ IS OR WILL BE A PARTY, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF DAAQ, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF DAAQ, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 6
COVENANTS

Section 6.1  Conduct of Business of the Company.

(a)  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.1(a) of the Company Disclosure Schedules, as consented to in writing by DAAQ (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Group Companies.

(b)  Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except (1) as expressly contemplated by this Agreement or any Ancillary Document, (2) as required by applicable Law, (3) as set forth on Section 6.1(b) of the Company Disclosure Schedules, (4) for transactions solely between the Company and its wholly-owned Subsidiaries or between such Subsidiaries, or (4) as consented to in writing by DAAQ (such consent, other than in the case of Section 6.1(b)(i) or Section 6.1(b)(vi), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i)  declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Group Company;

(ii)  (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii)  adjust, split, combine or reclassify any of its Equity Securities;

(iv)  adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(v)  (A) sell, assign, abandon, lease, license, convey, sublicense or otherwise dispose of any material assets or properties of the Group Companies (other than intellectual property, which is subject to Section 6.1(b)(xi)), or (B) create, subject or incur any Lien (other than Permitted Liens) on any material assets or properties of the Group Companies (other than intellectual property, which is subject to Section 6.1(b)(xi)), except in each case of clauses (A) and (B) for dispositions of obsolete assets or properties;

(vi)  transfer, issue, sell, assign, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens), (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, except in the cases of each of clauses (A) and (B) for (1) the issuances of Equity Securities of the Company pursuant to the exercise or conversion of any options, warrants, convertible capital stock or other rights to acquire such Equity Securities; provided, that each such option, warrant, convertible capital stock or other right to acquire Equity Securities shall be in existence as of the date of this Agreement, or (2) the grant of Company Equity Awards under the Company Equity Plan;

(vii)  incur, create or assume any Indebtedness, other than ordinary course trade payables;

(viii)  except in the ordinary course of business (A) enter into, amend, modify, extend, renew or terminate any Real Property Lease or any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any Material Contract), (B) waive any material benefit or right under any Material Contract or (C) enter into any Contract that if entered into prior to the execution and delivery of this Agreement would be a Material Contract;

(ix)  amend, modify, extend, renew, terminate or waive any benefits or rights under the Company Shareholder Written Consent;

(x)  make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees in the ordinary course of business and other than (i) loans to customers in the ordinary course of business and consistent with past practice, and (ii) customer overdrafts in the ordinary course of business and consistent with past practice;

(xi)  transfer, sell, assign, license, sublicense, encumber, impair, abandon, permit to lapse or expire, dedicate to the public, cancel, subject to any Lien (other than Permitted Liens), fail to diligently maintain or otherwise dispose of any right, title or interest in any Company Owned Intellectual Property;

(xii)  disclose any confidential information or trade secrets (other than in the ordinary course of business subject to appropriate written obligations with respect to confidentiality, non-use and non-disclosure) or source code to any Person;

(xiii)  commit to, authorize or enter into any agreement in respect of any capital expenditure (or series of commitments or capital expenditures), other than those made in the ordinary course of business;

(xiv)  (i) modify, extend or enter into any CBA or (ii) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Group Companies;

(xv)  implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate WARN;

(xvi)  except as required under the terms of any Employee Benefit Plan that is set forth on Section 4.11(a) of the Company Disclosure Schedules, (A) amend or modify in any material respect, establish, adopt, enter into or terminate any Employee Benefit Plan or any benefit or compensation plan, policy, program, agreement, arrangement or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) other than in the ordinary course of business (including in connection with any annual performance reviews), pay, announce, promise to pay, increase or decrease, the compensation or benefits, including any severance, change in control, transaction bonus, equity or equity-based, retention or termination payments or benefits, payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) hire, engage or terminate (other than for “cause”), furlough or temporarily layoff any executive officer of the Group Companies whose annualized base salary cash compensation exceeds or would exceed $100,000, except as may be required by applicable law including (without limitation) rules and regulations specific to chartered banks, (D) take any action to accelerate any payment, right to payment or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, or (E) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

(xvii)   make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business, or take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment;

(xviii)  compromise, commence, or enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, which grants injunctive relief or other equitable remedies against a Group Company or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or DAAQ or any of its Affiliates after the Closing);

(xix)  authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xx)  except as may be required by GAAP (or any interpretation thereof) or applicable Law, change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or applicable law;

(xxi)  enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Transactions;

(xxii)  make any Change of Control Payment;

(xxiii)  enter into any new line of business or expand any existing line of business, including enter or expand into new geographies, in each case, that would result in requiring authorizations, approvals, clearances, consents, actions or non-actions from any governmental entity or regulatory authority;

(xxiv)  fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, ordinary wear and tear, casualty and condemnation excepted; or

(xxv)  enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.1.

(c)  If any Company Lock-Up Person has not executed and delivered a Company Lock-Up Agreement as of the date hereof, the Company shall use all commercially reasonable efforts to obtain such Company Lock-Up Agreement from such Company Lock-Up Person within seven (7) Business Days of the date hereof.

(d)  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, if any Company Shareholder becomes a Company Lock-Up Person who had not previously executed and delivered a Company Lock-Up Agreement, then the Company shall, within 3 Business Days, cause to be executed and delivered a Company Lock-Up Agreement by such Company Lock-Up Person.

Notwithstanding anything in this Section 6.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give DAAQ, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over its business in accordance with all applicable Law and regulations, plus examination manuals, financial institution letters and similar guidance issued by the Banking Regulators setting forth safe and sound banking.

Section 6.2  Efforts to Consummate; Litigation.

(a)  Generally. Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 7 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, and (ii) using commercially reasonable efforts to obtain the PIPE Financing). Without limiting the generality of the foregoing, each of the Parties shall use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions or the Ancillary Documents.

(b)  Competition Laws. Each of DAAQ and the Company shall (and to the extent required, shall cause its Affiliates to) (i) as promptly as reasonably practicable (and in any event within ten (10) Business Days) following the date of this Agreement prepare and file the notification required of it under the HSR Act with respect to the Transactions, and (ii) provide a reasonable response as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Each Party shall as promptly as reasonably practicable furnish to the other Party such information and assistance as the other may reasonably request in connection with its preparation of any filing, application or submission that is necessary under the HSR Act. Without limiting the foregoing, (a) the Parties agree to use commercially reasonable efforts to take, or cause to be taken, all actions necessary or desirable to cause the expiration or termination of the applicable waiting periods, including requesting at the earliest possible time the early termination of the applicable waiting period under the HSR Act, as applicable, and (b) no Party shall extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of DAAQ and the Company. Each Party shall (i) as promptly as reasonably practicable inform the other Party of any substantive communication between such Party and any Governmental Entity regarding any filings or other requests made under the HSR Act, (ii) permit the other Party to review any proposed written communication to any Governmental Entity related to the HSR Act or the filings of submissions made by any Party in advance of such written communications being provided to any such Governmental Entity, and each Party shall consider in good faith incorporating the reasonable comments of the other Party into any such written communications, (iii) give the other Party prompt written notice of the commencement of any Proceeding with respect to the matters contemplated in this Section 6.2 and keep the other Party reasonably informed as to the status of any such Proceeding, (iv) not agree to attend or participate in any substantive meeting or discussion, whether in person, videoconference or by telephone, with any Governmental Entity in respect of any filing, investigation or inquiry undertaken by such Governmental Entity pursuant to the HSR Act unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by applicable Law, gives the other Party the opportunity to attend or participate, and (v) as promptly as reasonably practicable, and to the extent permitted by applicable Law, furnish the other Party with copies of all correspondence, filings and written communications between such Party and their Affiliates and respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, in each case, with respect to the matters contemplated in this Section 6.2; provided that, any materials shared may be redacted before being provided to the other Party (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements and (C) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns. Nothing in this Section 6.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of such Party or any of its Affiliates or any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with such other Party’s prior written consent. The HSR Act filing fee shall be borne 50% by the Company and 50% by DAAQ.

(c)  Bank Regulatory Approvals.

(i) Subject to the terms and conditions of this Agreement, the Company and DAAQ shall use commercially reasonable efforts to obtain, as promptly as practicable, all Bank Regulatory Approvals and to make all notices, filings and submissions required to be made with any Governmental Entity in connection therewith. The Company and DAAQ shall file any amendments, supplements or additional information reasonably requested by any Bank Regulator as promptly as practicable. The Company shall lead and control the overall process for obtaining Bank Regulatory Approvals with the Banking Regulators; provided that (i) the Company shall consult with DAAQ in advance of any substantive communication with any Banking Regulator and shall consider in good faith DAAQ’s comments with respect to any filing or submission, which DAAQ agrees to provide promptly; (ii) the Company shall provide DAAQ and its counsel with a reasonable opportunity to review and comment on draft filings, submissions and material correspondence to any Banking Regulator, and shall accept all reasonable comments proposed by DAAQ, which DAAQ agrees to provide promptly; (iii) DAAQ will retain exclusive authority to draft and file any required notice, filing or submission for which it is required to be the sole signatory under applicable law or regulation, provided DAAQ shall provide the Company and its counsel with a reasonable opportunity to review and comment on any such draft notice, filing, or submission, and shall accept all reasonable comments proposed by the Company, which the Company agrees to promptly provide and (iv) no party shall make any filing or submission that references the other party or its Subsidiaries without first providing a reasonable opportunity for review and comment, which each Party agrees to provide promptly. The Company shall have the right to determine strategy and to coordinate all substantive communications with Banking Regulators with respect to the Transactions, provided that the Company shall keep DAAQ reasonably informed of material developments, shall provide the DAAQ with a reasonable opportunity to participate in all substantive meetings and communications (to the extent permitted by the applicable Bank Regulator), shall not submit any written materials that reference DAAQ without first providing DAAQ a reasonable opportunity to review and comment, and shall not make any factual representations regarding DAAQ’s business operations, officers and directors, financial statements or condition, due diligence review, or transaction purpose without first obtaining DAAQ’s written approval.

Each Party shall promptly furnish to the other Party all information concerning such Party and its Subsidiaries as may be required or reasonably requested in connection with any filing with any Banking Regulator. Each Party shall promptly advise the other upon receiving any communication from any Banking Regulator relating to the Transactions and, to the extent permitted by such Banking Regulator, permit the other Party to participate in any meeting or substantive communication with such Banking Regulator.

(ii) Without limiting the provisions of Section 6.1, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each Group Company to, (A) conduct its businesses in the ordinary course consistent with safe and sound banking practices, (B) maintain all Permits required by any Banking Regulator, (C) maintain capital ratios sufficient to remain “adequately capitalized” under applicable prompt corrective action regulations, 12 CFR Part 324, Subpart H (D) maintain a composite CAMELS rating and management component consistent with the Company’s most recent exam and comply with the Bank’s FDIC Approved Strategic Plan for CRA and (E) maintain in effect policies and procedures reasonably designed to ensure compliance with applicable Laws, including BSA/AML, OFAC, consumer compliance and fair lending requirements.

(iii) To the extent permitted by applicable Law or otherwise subject to Bank Regulatory Approval, the Company shall promptly either: (A) notify DAAQ in writing of (1) any written indication from any Banking Regulator of its intent to commence any formal or informal supervisory action, (2) any material adverse examination finding or any downgrades or threatened downgrades in CAMELS or CRA ratings, (3) any communications from any Banking Regulator that, individually or in the aggregate, could reasonably be expected to delay, condition or prevent the receipt of any Bank Regulatory Approval, or (4) any material compliance failures relating to BSA/AML, sanctions, consumer compliance or safety and soundness, or (B) notify DAAQ that the Company intends to solicit Bank Regulatory Approval to release any information contained in items (A)(1) through (A)(4) above that cannot be provided to DAAQ under applicable Law.

(iv)  Without DAAQ’s prior written consent (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not cause any Group Company to, (A) take any action or enter into any agreement that would reasonably be expected to materially impede or delay receipt of any Bank Regulatory Approval, (B) make any material change to risk management, compliance or internal audit programs that would reasonably be expected to increase regulatory risk, or (C) adopt or implement any new product, service or line of business or material geographic expansion that would require prior notice to or approval by a Banking Regulator.

(v)  Each Party shall ensure that all information furnished by it to a Bank Regulator in connection with the Transactions is true, complete and correct in all material respects at the time provided and shall promptly correct any such information that becomes untrue, incomplete or misleading in any material respect.

(vi)  The Parties acknowledge that governmental filings, correspondence and information exchanged with Banking Regulators are sensitive and may be subject to confidentiality or bank examination privilege. The Company will request from the relevant Banking Regulators permission to share certain confidential information. In situations in which Bank Regulatory Approval is not obtained the Company shall use commercially reasonable efforts to provide appropriate redacted or summarized versions or to make such information available for review on an “outside counsel only” basis. The Parties shall, to the extent reasonably practicable and permitted by applicable Law, coordinate to enter into any agreements to preserve applicable privileges.

(vii)  The Company shall pay all filing fees required in connection with the Bank Regulatory Approvals.

(viii)  If any internal reorganizations, bank mergers, branch consolidations, new business activities, or other post-Closing transactions or activities involving any Group Company are contemplated by any Group Company and require additional Bank Regulatory Approvals under applicable Law (including, as applicable, approvals under the Bank Merger Act, Federal Deposit Insurance Act, FDIC regulations, Bank Regulator Order, and Oklahoma banking law), the Parties shall cooperate in good faith, and the Company shall, prior to the Closing, take such reasonably requested actions as are necessary to facilitate DAAQ’s or PubCo’s ability to obtain such Bank Regulatory Approvals following the Closing, including providing notice to the appropriate Banking Regulators.

(viii) If the Bank is deemed undercapitalized, significantly undercapitalized, or critically undercapitalized under PCA Regulations at any time prior to Closing, the Company shall provide notice to DAAQ as soon as reasonably possible.

(ix)  Nothing in this Agreement is intended to give DAAQ, directly or indirectly, the right to control or direct the Company’s or the Bank’s operations prior to the Closing, and the Company shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and the Bank’s operations until the Closing.

(d)  Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, DAAQ, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, DAAQ or any of its Representatives (in their capacity as a Representative of DAAQ) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). DAAQ and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, DAAQ shall, subject to and without limiting the covenants and agreements, and the rights of the Company, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation brought by any holder of DAAQ Shares; provided, however, that in no event shall DAAQ or any of its respective Representatives settle or compromise any such Transaction Litigation brought by a holder or holders of DAAQ Shares without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, in no event shall the Company or any of its Representatives settle or compromise any Transaction Litigation without DAAQ’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Section 6.3  Confidentiality and Access to Information.

(a)  At all times prior to the termination of this Agreement, in the event that this Section 6.3(a) conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b)  From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to DAAQ and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to DAAQ or any of its Representatives any information (i) comprising of customer PII (including credit reports) and/or if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including (without limitation) with regard to SARs, CTRs and/or grand jury subpoenas, in each case to the extent that the sharing of such information would violate any applicable Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract in effect as of the date hereof with such third party, (C) violate any legally-binding obligation of any Group Company in effect as of the date hereof with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if any Group Company, on the one hand, and DAAQ or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c)  From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, DAAQ shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of DAAQ (in a manner so as to not interfere with the normal business operations of DAAQ). Notwithstanding the foregoing, DAAQ shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which DAAQ is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract in effect as of the date hereof with such third party, (C) violate any legally-binding obligation in effect as of the date hereof of DAAQ with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to DAAQ under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), DAAQ shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if DAAQ, on the one hand, and any Group Company, or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that DAAQ shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(d)  From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each of the Parties shall, and shall cause their respective Representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement the Parties mutually agree to seek in connection with the Transactions (including, in connection with the PIPE Financing), including (i) by providing such information and assistance as the other Party may reasonably request, (ii) granting such access to the other Party and its Representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Company at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, DAAQ, or their respective Representatives.

Section 6.4  Public Announcements.

(a)  Subject to this Section 6.4(a), Section 6.7 and Section 6.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is DAAQ, or with DAAQ, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with Sponsor and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 6.4 or otherwise in this Agreement, the Parties agree that (x) the Company and DAAQ and their respective Affiliates and Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor in connection with normal fund raising or related marketing or informational or reporting activities, so long as such investors are subject to obligations of confidentiality, and (y) the Company may make internal announcements to the employees of the Company and its Subsidiaries in the ordinary course of business and engage in communications with its bankers, customers, vendors and suppliers (in each case, subject to the prior written approval of DAAQ not to be unreasonably withheld, conditioned or delayed).

(b)  The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and DAAQ prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement, but no later than the first Business Day thereafter. Promptly after the execution of this Agreement and the release of the Signing Press Release, DAAQ shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the applicable Laws. The form and substance of the Signing Filing shall be approved in advance of filing in writing by the Company (such approval not to be unreasonably withheld, conditioned, or delayed). The Company, on the one hand, and DAAQ, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or DAAQ, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), PubCo shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by applicable Laws. The form and substance of the Closing Filing shall be approved in advance of filing in writing by the Company (such approval not to be unreasonably withheld, conditioned, or delayed). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

Section 6.5  Tax Matters.

(a)  Tax Treatment.

(i)  The Parties intend that (A) the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and (B) the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, including by reason of Section 368(a)(1)(A) of the Code, and each Party shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to so qualify and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii)  DAAQ and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to each of the Domestication and the Merger. From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, (A) the Merger qualifying for the Intended Tax Treatment and (B) in the case of DAAQ, the Domestication qualifying for the Intended Tax Treatment.

(iii)  Each Party shall use commercially reasonable efforts to promptly notify the other Party in writing if, before the Closing Date, such Party knows or has reason to believe that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax Treatment).

(iv)  If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted with respect to whether the Domestication satisfies its Intended Tax Treatment, DAAQ shall use its commercially reasonable efforts to cause Perkins Coie LLP (or other tax counsel to DAAQ) to furnish such opinion, subject to customary assumptions and limitations, and if such opinion request or requirement by the SEC is with respect to whether the Merger satisfies its Intended Tax Treatment, the Company shall use its commercially reasonable efforts to cause Loeb & Loeb LLP (or other tax counsel to the Company) to furnish such opinion. In either case, DAAQ and the Company shall deliver to Perkins Coie LLP or Loeb & Loeb LLP, as the case may be, customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC or such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement. In no event shall Loeb & Loeb LLP be required to issue an opinion regarding the tax consequences of the Domestication.

(b)  Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any claim for a refund of any Tax, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Parties shall undertake commercially reasonable efforts to make available to DAAQ Shareholders (or their direct or indirect owners) (i) to the extent applicable, as a result of DAAQ’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, (A) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such taxable period and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period and (ii) information needed to enable applicable DAAQ Shareholders to report their income arising under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication.

(c)  DAAQ Taxable Year. The Parties agree to treat the taxable year of DAAQ as ending on the close of the date of the Domestication for U.S. federal income tax purposes, to the extent consistent with Treasury Regulations Section 1.367(b)-2(f)(4) and any regulatory or other guidance promulgated after the date hereof.

(d)  Prior to the Closing, the Company shall use commercially reasonable efforts to (a) obtain from each Person, if any, who could reasonably be expected to receive any payments and/or benefits that may be subject to an excise tax under Section 4999 of the Code or non-deductible under Section 280G of the Code in connection with the consummation of the Transactions, whether alone or together with any other event (a “Potential 280G Benefit”), a duly executed waiver with respect to any payments and/or benefits, if any, that may separately or in the aggregate constitute “parachute payments” (within the meaning of Section 280G(b)(2) of the Code and the regulations promulgated thereunder) pursuant to which such Person agrees to waive any and all right or entitlement to such parachute payments to the extent the value thereof exceeds 2.99 times such Person’s base amount determined in accordance with Section 280G of the Code and the regulations promulgated thereunder (each, a “280G Waiver”), and (b) submit to the Company Shareholders for approval in accordance with Section 280G(b)(5)(B) of the Code the Potential 280G Benefits, such that, if approved by the Company Shareholders, such payments and benefits shall not be deemed to be “parachute payments” under Section 280G(b)(2) of the Code and the regulations thereunder, and the Company shall deliver to DAAQ evidence reasonably satisfactory to DAAQ that (i) approval of the Company Shareholders was solicited in conformance with Section 280G and the regulations promulgated thereunder, and, if applicable, the requisite approval of the Company Shareholders was obtained with respect to any payments and/or benefits that were subject to the approval of the Company Shareholders (the “280G Approval”), or (ii) the 280G Approval was not obtained and as a consequence that such “parachute payments” shall not be made or provided pursuant to the applicable 280G Waivers which were executed by the affected individuals prior to the Closing Date. At least five (5) Business Days prior to the date the Company submits the Potential 280G Benefits to the Company Shareholders, the Company shall provide to DAAQ a draft of all documents and calculations of the parachute payments contemplated in this Section 6.5(d). The Company will consider in good faith all reasonable comments that are made by DAAQ or its Representatives.

Section 6.6  Exclusive Dealing.

(a)  From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies not to, and shall direct its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), consider, discuss, negotiate or facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding an Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify DAAQ promptly upon receipt of any Acquisition Proposal by any Group Company, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal) and (B) keep DAAQ fully informed on a current basis of any modifications to such offer or information.

(b)  From the date of this Agreement until the earliest of (i) the Closing, (ii) an FS Delivery Delay, or (iii) the termination of this Agreement in accordance with its terms, DAAQ shall not direct its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), consider, discuss, negotiate or facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to an Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding an Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities DAAQ; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. DAAQ agrees to (A) notify the Company promptly upon receipt of any Acquisition Proposal and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal) and (B) keep the Company fully informed on a current basis of any modifications to such offer or information.

Section 6.7  Preparation of Registration Statement / Proxy Statement.

(a)  If the 2024 PCAOB Financial Statements are delivered by January 31, 2026, the Company and DAAQ will use commercially reasonable efforts to file with the SEC, a confidential draft Registration Statement / Proxy Statement by no later than February 14, 2026.

(b)  Each of DAAQ and the Company shall use commercially reasonable efforts to (a) cause each submission or filing of the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, the provision of financial statements included within each submission or filing, and any other required information for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under applicable Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff.

(c)  Each of DAAQ and the Company shall use commercially reasonable efforts to have the draft have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC and to keep such Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. DAAQ, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 6.7 or for including in any other statement, filing, notice or application made by or on behalf of DAAQ to the SEC or Nasdaq in connection with the Transactions and the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 6.5(a)(iv). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of DAAQ, the Company, or, in the case of the Company, DAAQ thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of DAAQ, the Company, or, in the case of the Company, DAAQ (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) DAAQ shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) DAAQ shall cause, if appropriate, such amendment or supplements to be mailed to the DAAQ Shareholders. DAAQ shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of DAAQ Shares for offering or sale in any jurisdiction, and DAAQ and the Company shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties hereto shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.8  DAAQ Shareholder Approvals. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, DAAQ shall (a) duly give notice of a meeting of its shareholders (the “DAAQ Shareholders Meeting”) and (b) use commercially reasonable efforts to convene and hold the DAAQ Shareholders Meeting in accordance with the Governing Documents of DAAQ and applicable Law, no later than thirty (30) Business Days following the date the Registration Statement / Proxy Statement is declared effective by the SEC for the purposes of obtaining the DAAQ Shareholder Approvals and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a DAAQ Shareholder Redemption. DAAQ shall, through its board of directors, recommend to its shareholders (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and the approval of the Domestication (the “Domestication Proposal”); (iii) the adoption and approval of the issuance of the DAAQ Shares in connection with the Transactions as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iv) the adoption and approval of the amendments to the Governing Documents of DAAQ upon Domestication contemplated by the PubCo Certificate of Incorporation and the PubCo Bylaws, including any separate or unbundled advisory proposals as are required to implement the foregoing (the “Governing Document Proposals”); (v) the nominations of the Sponsor Designees and the PubCo Designees to serve as directors on the PubCo Board (the “Director Election Proposal”); (vi) the adoption and approval of the PubCo Incentive Equity Plan; (vii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto, (viii) the adoption and approval of each other proposal reasonably agreed by DAAQ and the Company as necessary or appropriate in connection with the consummation of the Transactions; and (ix) the adoption and approval of a proposal for the adjournment of the DAAQ Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (ix) together, the “Transaction Proposals” and such proposals in (i) through (viii) together, the “Required Transaction Proposals”); provided, that, notwithstanding the foregoing, DAAQ may postpone or adjourn the DAAQ Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the DAAQ Shareholder Approvals and approval of the Transaction Proposals, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that DAAQ has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by DAAQ Shareholders prior to the DAAQ Shareholders Meeting or (D) if the holders of DAAQ Class A Shares have elected to redeem a number of DAAQ Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 7.3(c) not being satisfied; provided that, without the consent of the Company, in no event shall DAAQ adjourn the DAAQ Shareholders Meeting for more than thirty (30) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date.

Section 6.9  Conduct of Business of DAAQ.

(a)  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, DAAQ shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as consented to in writing by the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of DAAQ in the ordinary course in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of DAAQ; and (iii) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act.

(b)  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, DAAQ shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the Domestication or the PIPE Financing), as required by applicable Law, as set forth on Section 6.10 of the DAAQ Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(i)  adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of DAAQ;

(ii)  declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of DAAQ, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of DAAQ, other than, for the avoidance of doubt, for the DAAQ Shareholder Redemption;

(iii)  (A) merge, consolidate, or combine DAAQ with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iv)  make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business, or take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment;

(v)  adjust, split, combine or reclassify any Equity Securities of DAAQ;

(vi)  transfer, issue, sell, assign, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of DAAQ, other than pursuant to the PIPE Investor Subscription Agreements, or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating DAAQ to issue, deliver or sell any Equity Securities of DAAQ;

(vii)  make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees in the ordinary course of business;

(viii)  except as expressly required by the Pipe Investor Subscription Agreements, incur, create or assume any material Indebtedness or guarantee or guarantee the Indebtedness of any other Person;

(ix)  enter into, renew, modify or revise any DAAQ Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a DAAQ Related Party Transaction), other than the entry into any Contract with a DAAQ Related Party with respect to the incurrence of Indebtedness permitted by Section 6.9(b)(vii);

(x)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(xi)  authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving DAAQ;

(xii)  change DAAQ’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards, GAAP, or applicable Law;

(xiii)  enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Transactions;

(xiv)  modify or amend the Trust Agreement or PIPE Investor Subscription Agreements or enter into or amend any other agreement related to the Trust Account or the PIPE Financing;

(xv)  take any action that would cause DAAQ to not qualify as an “emerging growth company” within the meaning of the JOBS Act; or

(xvi)  enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.9.

Section 6.10  Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 7 and provision of notice thereof to the Trustee (which notice DAAQ shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, DAAQ shall (i) cause the documents, certificates, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the Termination Letter (attached as Exhibit A to the Trust Agreement), and (ii) use its commercially reasonable efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to, distribute the Trust Account as directed in the Termination Letter (attached as Exhibit A to the Trust Agreement), including (A) paying as and when due all amounts, if any, payable to the Public Shareholders of DAAQ pursuant to the DAAQ Shareholder Redemption, (B) paying the amounts due to the underwriters of DAAQ’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to DAAQ in accordance with the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.11  Company Shareholder Approval.

(a)  As promptly as reasonably practicable (and in any event within ten (10) days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Shareholder Written Consent Deadline”), the Company shall obtain the Company Shareholder Written Consent. Promptly following delivery of the Company Shareholder Written Consent, the Company will take all actions necessary to effect the Drag-Along Rights set forth under the Company’s Stock Restriction Agreement, and will provide DAAQ with evidence that such actions have been completed in accordance with the terms of the Company Stock Restriction Agreement.

(b)  The Company will take all actions necessary to comply with the notice requirements under Section 2.6 of Article V of the Company Certificate of Incorporation.

Section 6.12  DAAQ Indemnification; Directors’ and Officers’ Insurance.

(a)  Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of DAAQ, as provided in the Governing Documents of DAAQ or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time, for a period of six (6) years and (ii) DAAQ will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, DAAQ shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in DAAQ’s Governing Documents or other applicable agreements as in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of DAAQ’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time, in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of DAAQ (the “DAAQ D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such DAAQ D&O Person was a director or officer of DAAQ immediately prior the Effective Time, as applicable, unless such amendment, repeal or other modification is required by applicable Law.

(b)  DAAQ shall not have any obligation under this Section 6.12 to any DAAQ D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such DAAQ D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)  DAAQ shall purchase on the Closing Date and maintain in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of DAAQ as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, as applicable (the “DAAQ D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under DAAQ’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that DAAQ shall not pay a premium for such “tail” policy in excess of 300% of the most recent annual premium paid by DAAQ prior to the date of this Agreement and, in such event, DAAQ shall purchase the maximum coverage available for 300% of the most recent annual premium paid by DAAQ prior to the date of this Agreement.

(d)  If DAAQ or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of DAAQ shall assume all of the obligations set forth in this Section 6.12.

(e)  The DAAQ D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.12 are intended to be third-party beneficiaries of this Section 6.12. This Section 6.12 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of DAAQ.

Section 6.13  Company Indemnification; Directors’ and Officers’ Insurance.

(a)  Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) DAAQ will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)  None of DAAQ or the Group Companies shall have any obligation under this Section 6.13 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)  The Company shall purchase, at or prior to the Closing, and DAAQ shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that the Company shall not pay a premium for such “tail” policy in excess of 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company shall purchase the maximum coverage available for 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d)  If DAAQ or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of DAAQ shall assume the appropriate obligations set forth in this Section 6.13.

(e)  The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.13 are intended to be third-party beneficiaries of this Section 6.13. This Section 6.13 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of DAAQ.

Section 6.14  Post-Closing Directors and Officers.

(a)  DAAQ shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time the PubCo Board shall consist of seven (7) directors (appointed in accordance and such that, as of the Closing, the PubCo Board shall comply with Nasdaq rules) and shall consist of three classes of directors, of which (x) two (2) directors shall be designated by the Sponsor in accordance with Section 6.14(b), and (y) five (5) directors shall be designated by PubCo, in each case as set forth below.

(b)  Within 10 days following the execution and delivery of this Agreement, the Sponsor shall designate two (2) Persons to be directors on the PubCo Board immediately after the Effective Time (the “Sponsor Designees”), each of whom will serve in the class to be elected at the third annual meeting after the Closing. Each such Sponsor Designee must agree to promptly complete an Interagency Biographical and Financial Report (IBFR), plus promptly provide finger prints when requested.

(c)  Four (4) directors on the Company’s Board as of the date hereof, together with Mr. Joseph Meade, a director of Old Glory Bank, shall be the five (5) directors on the PubCo Board immediately after the Effective Time (collectively, the “PubCo Designees”), unless anyone declines, whereupon, the remaining directors on the Company’s Board as of the date hereof shall designate a replacement.

(d)  The executive officers of the Company on the date hereof shall be the executive officers of PubCo immediately after the Effective Time.

Section 6.15  PCAOB Financials.

(a)  The Company shall use all commercially reasonable efforts to deliver to DAAQ (i) by January 31, 2026, the consolidated Audited Financial Statements for the Company and its Subsidiaries, for the calendar year 2024, which have been audited in accordance with GAAP and PCAOB standards (collectively, the “2024 PCAOB Financial Statements”), (ii) by February 28, 2026, the consolidated Audited Financial Statements for the Company and its Subsidiaries, for the calendar year 2025, which have been audited in accordance with GAAP and PCAOB standards (collectively, the “2025 PCAOB Financial Statements,” and together with the 2024 PCAOB Financials Statements, the “PCAOB Financial Statements”), and (iii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal year), as applicable, that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by DAAQ with the SEC in connection with the Transactions. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal year) that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by DAAQ with the SEC in connection with the transactions contemplated in this Agreement (A) will fairly present in all material respects the financial position of the Group Companies as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)  The Parties shall (i) prepare in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by DAAQ or PubCo with the SEC in connection with the Transactions or any Ancillary Document and (ii) obtain the consents of their respective auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 6.16  PubCo Incentive Equity Plan. Prior to the DAAQ Shareholders Meeting, the DAAQ Board shall approve and adopt an equity incentive plan in a form mutually agreed to by DAAQ and the Company (the “PubCo Incentive Equity Plan”), in the manner prescribed under Section 422 of the Code and other applicable Laws. The total number of PubCo Shares to be reserved for issuance pursuant to the PubCo Incentive Equity Plan shall be equal to four percent (4%) of the aggregate number of PubCo Shares that will be outstanding as of immediately after the Closing, calculated on a fully-diluted basis (but not giving effect to the number of shares to be reserved under the PubCo Incentive Equity Plan). PubCo shall use commercially reasonable efforts to file an effective registration statement on Form S-8 (or other applicable form), as promptly as practicable following the date PubCo is first allowed to file a registration statement on Form S-8, with respect to the PubCo Shares issuable under the PubCo Incentive Equity Plan, and (ii) the PubCo Shares issuable upon exercise of each PubCo Assumption Award that was a Company Option prior to the Effective Date and for which the holder is an individual.

Section 6.17  FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to DAAQ (a) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to DAAQ, (b) a statement in accordance with the requirements of Treasury Regulations Section 1.1445-2(b)(2) from the Company certifying that it is not a “foreign person” as defined in Section 1445(f)(3) of the Code and (c) an IRS Form W-9 duly executed by the Company.

Section 6.18  PIPE Investor Subscription Agreements. Prior to the earlier of the Closing and the termination of this Agreement in accordance with its terms:

(a)  The Company and DAAQ shall use their commercially reasonable efforts to cooperate, negotiate and agree upon a form of the PIPE Subscription Agreement to which one or more PIPE Investors will become a party thereto in connection with the PIPE Financing. The form of PIPE Subscription Agreement may include customary resale registration rights, as may be reasonably requested by the PIPE Investors.

(b)  The Company and DAAQ shall use their commercially reasonable efforts to (i) obtain the PIPE Financing, enforce the obligations of the PIPE Investors under the PIPE Subscription Agreements, and consummate the purchases contemplated by the PIPE Subscription Agreements on the terms and subject to the conditions set forth in the PIPE Subscription Agreements, (ii) satisfy all conditions to the PIPE Financing set forth in the PIPE Subscription Agreements that are within their control and (iii) satisfy and comply with their respective obligations under the PIPE Subscription Agreements. DAAQ shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its respective Representatives to, cooperate with the Company and their Representatives in connection with the matters specified in this Section 6.18(b). If reasonably requested by the Company, DAAQ shall, to the extent it has such rights under any PIPE Subscription Agreement, waive any breach of any representation, warranty, covenant or agreement of such PIPE Subscription Agreement by the applicable PIPE Investor to the extent necessary to cause the satisfaction of the conditions to closing of the PIPE Financing set forth in the PIPE Subscription Agreements and solely for the purpose of consummating the Closing, provided that (x) any such waiver may be subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of the PIPE Financing, (y) subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of the PIPE Financing, the Company or DAAQ, as applicable, also waives any such breach to the extent the Company is a third-party beneficiary of the provision that was so breached and (z) any such waiver shall be subject to the rights of the placement agent, as applicable, under such PIPE Subscription Agreement with respect to such waiver.

(c)  DAAQ shall not amend, modify or waive any provisions of any PIPE Subscription Agreement without the prior written consent of the Company; provided that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial, and, in each case, that does not affect any economic or any other material term, shall not require the prior written consent of the Company, so long as DAAQ has provided to the Company no less than two (2) Business Days’ prior written notice of such amendment, modification or waiver (including the form thereof), it being understood, but without limiting the foregoing, that it shall be deemed material if any amendment, modification or waiver (i) reduces or is reasonably expected to reduce the amount of the PIPE Financing available under any PIPE Subscription Agreement, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the PIPE Financing or (iii) prevents, impedes or delays or is expected to prevent, impede or delay the consummation of the Transactions.

(d)  DAAQ shall (i) promptly notify the Company upon having knowledge of any material breach or default under, or termination of, any PIPE Subscription Agreement (including any refusal or repudiation by any PIPE Investor with respect to its obligation and/or ability to provide the full financing contemplated by the applicable PIPE Subscription Agreement), (ii) at least 24 hours prior to delivering any written notice (or any other material notice) to a PIPE Investor with respect to any PIPE Subscription Agreement, deliver such notice to the Company for its prior review and consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (iii) promptly, and in any event, within two (2) Business Days following the Company’s reasonable request, deliver the Closing Notice (as such term (or similar term) will be defined in the PIPE Subscription Agreement) to the PIPE Investors if conditions to the delivery of such notice under the PIPE Subscription Agreement have been satisfied or waived in accordance with the terms hereof and thereof and all of the conditions to the Closing set forth in Article 7 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but that would, as of such date, reasonably be expected to be satisfied if the Closing were to occur).

(e)  Notwithstanding the foregoing, DAAQ shall not enter into a PIPE Subscription Agreement or consummate a PIPE Financing without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.19  Registration Rights Agreement. PubCo, the Supporting Sponsor Shareholders and each shareholder of the Company that is deemed to be an “underwriter” under 17 CFR § 230.145 (the “Specified Company Shareholders”) shall enter into the Registration Rights Agreement, pursuant to which, among other things, the Supporting Sponsor Shareholders and the Specified Company Shareholders (and certain of their respective affiliates) will be granted certain registration rights with respect to their PubCo Shares, in each case, on the terms and subject to the conditions set forth therein.

Section 6.20  Nasdaq Listing. From the date of this Agreement through the Closing, DAAQ shall remain listed as a public company on Nasdaq and shall prepare and submit a listing application in connection with the transactions contemplated hereby, covering the PubCo Shares to be issued hereunder in connection with the Closing (the “Listing Application”). DAAQ shall use its commercially reasonable efforts to cause (i) the Listing Application to be approved by the Nasdaq, (ii) PubCo to satisfy all applicable initial and continuing listing requirements of Nasdaq, and (iii) the PubCo Shares to be issued hereunder to be approved for listing on Nasdaq under the trading ticker “OGB” (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event as of immediately following the Closing.

Section 6.21  Notices. Promptly following the execution of this Agreement, and in any event prior to the Closing Date, the Company shall deliver to the counterparties under the Contracts set forth on Section 6.21 of the Company Disclosure Schedules any notices required to be given by the Company under such Contracts as a result of or in connection with the Transactions.

ARTICLE 7
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 7.1  Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a)  the receipt of all required Bank Regulatory Approvals, none of which shall contain, and no Bank Regulator shall have imposed, any condition, limitation or requirement that would reasonably be expected to have a material effect on the Company or the Bank, or their respective operations following the Closing as compared to the Bank’s operations prior to the Closing;

(b)  all applicable waiting periods under the HSR Act shall have expired or otherwise been terminated, and there shall not be in effect any voluntary agreement between DAAQ and the Company, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other hand, pursuant to which the Parties have agreed not to consummate the Merger for any period of time;

(c)  no Order, Law or other legal restraint issued by any Governmental Entity enjoining or prohibiting the consummation of the Transactions shall be in effect;

(d)  the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(e)  the Company Shareholder Written Consent shall have been obtained;

(f)  the DAAQ Shareholder Approvals shall have been obtained.

(g)  the Closing Aggregate Cash Amount shall be equal to or greater than $50,000,000;

(h)  the Registration Rights Agreement shall have been entered into;

(i)  PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been approved by Nasdaq and, immediately following the Effective Time, PubCo shall be in compliance with any applicable initial and continuing listing requirements of Nasdaq, and DAAQ shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the DAAQ Shares (including the DAAQ Shares to be issued hereunder in connection with the Closing) included in the Listing Application shall have been approved for listing on Nasdaq; and

(j)  (i) neither the Bank nor the Company shall have become subject to any formal enforcement action by any Banking Regulator that was not in place as of the date of this Agreement, (ii) neither the Bank’s most recent composite CAMELS rating shall have diminished since the prior exam nor the Bank be in material noncompliance with the Bank’s CRA Strategic Plan, (iii) neither the Bank nor the Company shall have experienced a material adverse development in BSA/AML or sanctions compliance as evidenced by written notice from a Banking Regulator, and (iv) the Bank must remain adequately capitalized or better under 12 CFR Part 324, Subpart H, (PCA Regulations) the Bank.

Section 7.2  Other Conditions to the Obligations of DAAQ. The obligations of DAAQ to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by DAAQ (on behalf of itself and the other DAAQ Parties) of the following further conditions:

(a)  (i) the Company Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.2(a), Section 4.2(b), and the first two sentences of Section 4.2(c) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 4.8 shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date and (iv) the representations and warranties of the Company set forth in Article 4 (other than the Company Fundamental Representations and the representations and warranties set forth in Section 4.2(a), Section 4.2(b), the first two sentences of Section 4.2(c), and Section 4.8) shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have a Company Material Adverse Effect;

(b)  the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it at or prior to the Closing;

(c)  since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and

(d)  at or prior to the Closing, the Company shall have delivered to DAAQ a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b), and Section 7.2(c) are satisfied.

Section 7.3  Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a)  (i) the DAAQ Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 5.8(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) the representations and warranties of DAAQ (other than the DAAQ Fundamental Representations and the representations and warranties set forth in Section 5.8(a)) contained in Article 5 of this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “DAAQ Material Adverse Effect” or any similar limitation set forth herein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have a DAAQ Material Adverse Effect;

(b)  DAAQ shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c)  at or prior to the Closing, DAAQ shall have delivered, or caused to be delivered to the Company certificate duly executed by an authorized officer of DAAQ, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied.

Section 7.4  Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by the Company’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 6.2, or a breach of this Agreement. DAAQ may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by a DAAQ’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 6.2, or a breach of this Agreement.

ARTICLE 8
TERMINATION

Section 8.1  Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a)  by mutual written consent of DAAQ and the Company;

(b)  by DAAQ, upon written notice to the Company, if there is any breach of any of the representations or warranties set forth in Article 4 or if there is any breach by the Company of any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to the Closing set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied as of the Closing and the breach or breaches of such representations, warranties covenants or agreements, is (or are) not cured or cannot be cured prior to the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by DAAQ and (ii) the Termination Date; provided, however, that DAAQ is not then in breach of this Agreement so as to prevent the conditions to the Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c)  by the Company, upon written notice to DAAQ, if there is any breach of the representations or warranties set forth in Article 5 or if there is any breach by DAAQ of any covenant or agreement on the part of DAAQ set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to the Closing set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied as of the Closing and the breach or breaches of such representations, warranties, covenants or agreements, is (or are) not cured or cannot be cured prior to the earlier of (i) thirty (30) days after written notice thereof is delivered to DAAQ by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the conditions to the Closing set forth in either Section 7.2(a) or Section 7.2(b) from being satisfied;

(d)  by either DAAQ or the Company, if the Transactions shall not have been consummated on or prior to May 31, 2026 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to DAAQ if any DAAQ’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date and (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date;

(e)  by either DAAQ or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and non-appealable;

(f)  by either DAAQ or the Company, if the DAAQ Shareholders Meeting has been held (including any adjournment or postponement thereof), has concluded, DAAQ’s shareholders have duly voted and the DAAQ Shareholder Approvals were not obtained;

(g)  by DAAQ, if the Company Shareholder Written Consent has not been obtained on or prior to the Company Shareholder Written Consent Deadline; or

(h)  by DAAQ, if (i) the 2024 PCAOB Financial Statements have not been delivered to the Company by January 31, 2026, or (ii) the 2025 PCAOB Financial Statements have not been delivered to the Company by February 28, 2026 (either of such events, an “FS Delivery Delay”).

Section 8.2  Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the Parties or their respective Representatives), with the exception of Section 6.3, this Section 8.2, and Article 9 (the defined terms used therein), each of which shall survive such termination and remain a valid and binding obligation of the Parties in accordance with their respective terms. Notwithstanding the foregoing, (a) the termination of this Agreement pursuant to Section 8.1 shall not relieve any Party from liability for any intentional and willful breach of this Agreement prior to such termination and (b) if this Agreement is terminated pursuant to Section 8.1(d) due to the failure of the conditions of Section 7.1(a) to be satisfied on or prior to the Termination Date, and assuming the committed Closing Aggregate Cash was at least $50,000,000, then the Company shall, within ten (10) Business Days of such termination, issue to DAAQ $10,000,000 of the Company’s Class A common stock, which shares will be issued based on a price per share equal to the quotient of the (x) the Equity Value, divided by (y) the Fully Diluted Company Capitalization.

ARTICLE 9
MISCELLANEOUS

Section 9.1  Non-Survival. All of the representations, warranties, agreements and covenants in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of any of such representations, warranties, agreements and covenants, shall not survive the Closing and shall terminate and expire upon the occurrence of the Effective Time; provided that nothing in this Section 9.1 or anything else in this Agreement shall limit: (i) the survival of any agreement or covenant of the Parties that, by its terms, expressly contemplates performance, in whole or in part, after the Closing, which agreements and covenants shall survive the Closing in accordance with their respective terms, (ii) the liability of any Person with respect to actual fraud in the making of the representations and warranties in Article 4 and Article 5 as applicable, or (iii) the rights of the Parties under this Article 9.

Section 9.2  Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of each of the Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.2 shall be void.

Section 9.3  Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties, and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.3 shall be void, ab initio.

Section 9.4  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)  If to DAAQ, to:

Digital Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542
Attn: Peter Ort, Principal Executive Officer
         Jeff Tuder, Chief Financial Officer
E-mail: [***]

      [***]

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036
Attn: Elliott Smith; Gina Eiben

E-mail: [***]; [***]

(b)  If to the Company, to:

Old Glory Holding Company
206 S. Main Street
Elmore City, Oklahoma 73433
Attn: Michael P. Ring, President & CEO

E-mail: [***]

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attention: Giovanni Caruso

E-mail: [***]

and a copy (which shall not constitute notice) to:

Paul Foster Law Offices, PC
2150 McKown Dr.

Norman, Oklahoma 73072

Attn: Paul Foster

E-mail: [***]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.5  Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors, accountants and other representatives or consultants, shall be paid by the Party incurring such fees or expenses; provided that, if the Closing occurs, then PubCo shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid DAAQ Expenses, which such payments shall be made by PubCo upon consummation of the Merger and release of proceeds from the Trust Account.

Section 9.6  Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to DAAQ, any documents or other materials posted to the electronic data room under the project name “Liberty” as of 5:00 p.m., Eastern Time, at least three (3) days prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement), provided that for purposes of the disclosure schedules any reference to a Contract will not include a reference to such Contract as amended or modified unless such amendments or modifications are expressly described therein. When calculating the period of time before which, within which or following which any action under this Agreement is required to be done, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.7  Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in Sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the DAAQ Disclosure Schedules corresponding to any Section or subsection of Article 4 (in the case of the Company Disclosure Schedules) or Article 5 (in the case of the DAAQ Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 4 (in the case of the Company Disclosure Schedules) or Article 5 (in the case of the DAAQ Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 4 or 5 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 9.8  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies of any nature whatsoever under or by reason of this Agreement, other than the rights of a Person pursuant to the provisions of Section 3.5(c) (Exchange Procedures), Section 6.13 (Company Indemnification; Directors’ and Officers’ Insurance) and Section 9.12 (No Recourse) (which will be for the benefit of such Persons set forth therein and each of whom are intended to be express third-party beneficiaries of, and may enforce, such provisions).

Section 9.9  Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.10  Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic transmission of a .pdf or similar document shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.11  Knowledge of Company; Knowledge of DAAQ. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “to the knowledge of the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to DAAQ’s knowledge” and “to the knowledge of DAAQ” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the DAAQ Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 9.11 of the Company Disclosure Schedules or Section 9.11 of the DAAQ Disclosure Schedules shall have any personal liability or obligations regarding such knowledge.

Section 9.12  No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Proceeding for breach of this Agreement may only be made against, the Parties to this Agreement, and none of the DAAQ Related Parties nor the Company Related Parties shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein. No Party shall have any right of recovery in respect hereof against any Company Related Party or DAAQ Related Party of such Party, as applicable, and no personal liability shall attach to any Company Related Party or DAAQ Related Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Proceeding or otherwise. The provisions of this Section 9.12 are intended to be for the benefit of, and are enforceable by, the Company Related Parties and the DAAQ Related Parties and each such Person shall be an express third-party beneficiary of this Section 9.12. This Section 9.12 shall be binding on all successors and assigns of the Parties.

Section 9.13  Extension; Waiver. At any time prior to the Closing, the Company, on the one hand, and DAAQ, on the other hand may, to the extent not prohibited by applicable Law (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made by the other Party for the benefit of such waiving Party set forth herein, and (c) waive compliance by the other Party with any of the agreements or conditions for the benefit of such waiving Party set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.14  Governing Law. This Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and any claim, action, suit, dispute, or controversy arising out of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflict of law principle, provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Texas.

Section 9.15  Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Texas Business Court (as well as to any courts to which an appeal may be taken from the Texas Business Court) for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 9.15 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.4 shall be effective service of process for any such Proceeding.

Section 9.16  Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

Section 9.17  Remedies. Except as otherwise expressly provided herein, prior to the Closing, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.18  Trust Account Waiver. Reference is made to the final prospectus of DAAQ, filed with the SEC (File No. 333-284776) on April 30, 2025 (the “Prospectus”). The Company acknowledges and agrees and understands that DAAQ has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering and from certain private placements occurring simultaneously with such initial public offering (including interest accrued from time to time thereon) for the benefit of DAAQ’s public shareholders (including overallotment shares acquired by DAAQ’s underwriters, the “Public Shareholders”), and DAAQ may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of DAAQ entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding anything to the contrary in this Agreement, neither the Company, nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between DAAQ or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with DAAQ or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with DAAQ or its Affiliates).

 *   *   *   *   *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

DIGITAL ASSET ACQUISITION CORP.

By:	/s/ Peter Ort
Name:	Peter Ort
Title:	Principal Executive Officer and Co-Chairman

OLD GLORY HOLDING COMPANY

By:	/s/ Michael P. Ring
Name:	Michael P. Ring
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]